SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 Schedule 13E-3

                        RULE 13e-3 TRANSACTION STATEMENT
       (Pursuant to Section 13(e) of the Securities Exchange Act of 1934)

                              REAL-Equity Partners
                              (Name of the Issuer)

                              Real Equity Partners
                     National Partnership Investments Corp.
                          Casden Investment Corporation
                              Charles H. Boxenbaum
                                 Bruce E. Nelson
                                 Henry C. Casden
                                 Alan I. Casden
                      (Name of Person(s) Filing Statement)

                          Limited Partnership Interests
                         (Title of Class of Securities)

                                   75585L108
                      (CUSIP Number of Class of Securities)

                             STEVEN A. FISHMAN, ESQ.
                               BATTLE FOWLER, LLP
                               75 EAST 55th STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 856-7181


 (Name, Address and Telephone Number of Person Authorized to Receive Notices and
            Communications on Behalf of Person(s) Filing Statement)

                   This Statement is filed in connection with
                          (check the appropriate box):

a. [X] The filing of solicitation materials or an information statement subject to Regulation 14A, Regulation 14C or Rule 13e-3(c) under the Securities Exchange Act of 1934.
b. [ ] The filing of a registration statement under the Securities Act of 1933.
c. [ ] A tender offer.
d. [ ] None of the above.

 Check the following box if the soliciting materials or information statement referred to in checking box (a) are preliminary copies: [X]

                            Calculation of Filing Fee
               ---------------------------------------------------------
                    $10,432,977                                 $2,087
               Transaction Valuation*               Amount of filing fee
               ---------------------------------------------------------

* For purposes of calculating the filing fee only. The filing fee was calculated in accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended, and equals 1/50 of one percent of the value of the cash being paid in connection with the transaction.

[ ] Check box if any part of the fee is offset as provided by Rule 0-11(a)(2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or schedule and the date of its filing.

Amount Previously Paid:    N/A
Form or Registration No:   N/A
Filing Party:              N/A
Date Filed:                N/A

732183.1

         This Rule 13e-3 Transaction Statement (the "Statement") relates to the proposed sale of substantially all of the real estate interests of REAL-Equity Partners, a California limited partnership (the "Partnership"), to a real estate investment trust or its designated affiliate (the "REIT") to be organized by Casden Properties, a California general partnership, and certain of its affiliates.

         The General Partners of the Partnership are National Partnership Investments Corp., a California corporation ("NAPICO"), and National Partnership Investments Associates II, a California limited partnership ("NPIA"). NAPICO is a wholly-owned subsidiary of Casden Investment Corporation, the sole director and stockholder of which is Mr. Alan I. Casden. The current members of NAPICO's board of directors are Charles H. Boxenbaum, Bruce E. Nelson, Henry C. Casden and Alan I. Casden, each of whom is expected to become an officer and shareholder of the REIT. Alan I. Casden is the general partner of Casden Properties.

         A preliminary consent solicitation statement (the "Consent Solicitation Statement") with regard to the proposed sale has been filed with the Securities and Exchange Commission contemporaneously herewith. The Consent Solicitation Statement is attached hereto as Exhibit (d).

         The following Cross Reference Sheet is supplied pursuant to General Instruction F to Schedule 13E-3 and shows the location in the Consent Solicitation Statement of the information required to be included in response to the items of this Statement. The information in the Consent Solicitation
Statement, a copy of which is attached hereto as Exhibit (d), is hereby expressly incorporated herein by reference in answer to the items in this Statement, and the Cross Reference Sheet set forth below shows the location in the Consent Solicitation Statement of the information required to be included in response to the items of this Statement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Consent Solicitation Statement. The Consent Solicitation Statement will be completed and, if appropriate, amended, prior to the time it is first sent or given to limited partners of the Partnership. This Statement will be amended to reflect such completion or amendment of the Consent Solicitation Statement.





732183.1
                                        2

                              Cross Reference Sheet



Item of Schedule 13E-3                Location in Consent Solicitation Statement
----------------------                ------------------------------------------

Item 1.Issuer and Class of Security Subject to the Transaction.

(a) and (b)           Outside Front Cover Page, "SUMMARY OF CONSENT SOLICITATION
                      STATEMENT  --  The   Partnership,"   "THE  PARTNERSHIP  --
                      General," "-- Market for Partnership Interests and Related
                      Security Holder Matters."

(c)and (d)            "THE  PARTNERSHIP -- Market for Partnership  Interests and
                      Related Security Holder Matters" and "-- Distribution
                      History."
(e)                   Not Applicable.
(f)                   Not Applicable.

Item 2.Identity and Background.

       This statement is being filed by the issuer and certain affiliates of the issuer named in (b) below.
(a)                   "SUMMARY  OF  CONSENT   SOLICITATION   STATEMENT   --  The
                      Partnership" and "THE PARTNERSHIP -- General."

(b)                   Alan I. Casden
                      Chairman
                      Casden Properties Inc.
                      9090 Wilshire Boulevard, 3rd Floor
                      Beverly Hills, CA 90211

                      Henry C. Casden
                      President
                      Casden Properties Inc.
                      9090 Wilshire Boulevard, 3rd Floor
                      Beverly Hills, CA 90211

                      National Partnership Investments Corp., a California corporation
                      9090 Wilshire Boulevard, Suite 201
                      Beverly Hills, CA 90211

                      Casden Investment Corporation, a California corporation 9090 Wilshire Boulevard
                      Beverly Hills, CA 90211

                      Charles H. Boxenbaum
                      9090 Wilshire Boulevard
                      Beverly Hills, CA 90211

                      Bruce E. Nelson
                      9090 Wilshire Boulevard
                      Beverly Hills, CA 90211


732183.1
                                        3

(c)-(d) "SUMMARY OF CONSENT SOLICITATION STATEMENT -- The Partnership" and "THE PARTNERSHIP -- General."

(e)-(f) During the past five years, neither the Partnership nor any of the filing persons has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) is a party to a civil proceeding of a judicial or administrative body of competent jurisdiction, and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining further violation of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws, except as set forth under "LEGAL PROCEEDINGS."

(g) All relevant persons are citizens of the United States of America.

Item 3.  Past Contracts,  Transactions or Negotiations.
(a)                   Not Applicable.
(b)                   "The PARTNERSHIP -- Conflicts of Interest."

Item 4.Terms of the Transaction.
(a) and (b)           Outside Front Cover Page, "SUMMARY OF CONSENT SOLICITATION
                      STATEMENT -- The Sale," "--  Conflicts of  Interest,"  and
                      "THE SALE."

Item 5.  Plans or Proposals of the Issuer or Affiliate.

(a)-(g) Outside Front Cover Page, "SUMMARY OF CONSENT SOLICITATION STATEMENT -- The Sale," "-- Conflicts of Interest," and "THE SALE."

Item 6.  Source and Amount of Funds or Other Consideration.

(a) "SUMMARY OF CONSENT SOLICITATION STATEMENT -- The Sale" and "THE SALE -- Source of Funds." (b) "THE SALE -- Transaction Costs." (c)-(d) Not Applicable.

Item 7.  Purposes, Alternatives, Reasons and Effects.

(a) Outside Front Cover Page, "SUMMARY OF CONSENT SOLICITATION STATEMENT-- The Sale," "--Potential Benefits of the Sale," "--Potential Adverse Effects of the Sale," "THE SALE," "CONFLICTS OF INTEREST" and "FEDERAL INCOME TAX CONSEQUENCES." Each filing person has adopted the analysis of NAPICO, the managing general partner of the Partnership, with respect to the purposes for the Rule 13e-3 transaction, as set forth under the above-referenced captions.


732183.1
                                        4

(b) Outside Front Cover Page, "SUMMARY OF CONSENT SOLICITATION STATEMENT-- The Sale," "--Potential Benefits of the Sale," "--Potential Adverse Effects of the Sale," "THE SALE," "CONFLICTS OF INTEREST" and "FEDERAL INCOME TAX CONSEQUENCES." Each filing person has adopted the analysis of NAPICO, the managing general partner of the Partnership, with respect to alternatives and the reasons that alternative transactions considered were rejected, as set forth under the above-referenced captions.

(c)-(d) Outside Front Cover Page, "SUMMARY OF CONSENT SOLICITATION STATEMENT-- The Sale," "--Potential Benefits of the Sale," "--Potential Adverse Effects of the Sale," "THE SALE," "CONFLICTS OF INTEREST" and "FEDERAL INCOME TAX CONSEQUENCES." Each filing person has adopted the analysis of NAPICO, as managing general partner of the Partnership with respect to the reasons for the structure of the Rule 13e-3 transaction and the reasons for undertaking the transaction at this time. Additionally, each filing person has adopted the description provided by NAPICO, the managing general partner of the Partnership, with respect to the effects (including the federal tax consequences) of the Rule 13e-3 transaction on the Partnership, its affiliates and other security holders, as set forth under the above-referenced captions.

Item 8.  Fairness of the Transaction.

(a) "SUMMARY OF CONSENT SOLICITATION STATEMENT -- Potential Benefits of the Sale," "-- Potential Adverse Effects of the Sale," "-- Third Party Opinion," "-- Recommendation of the Managing General Partner," "-- Conflicts of Interest" and "THE SALE -- Fairness Opinion." Each filing person reasonably believes that the Rule 13e-3 transaction is fair to unaffiliated security holders. Each filing person has adopted the analysis of NAPICO, the managing general partner of the Partnership, with respect to the fairness of the transaction to the limited partners as set forth under the above-referenced captions.

(b)-(f) "SUMMARY OF CONSENT SOLICITATION STATEMENT -- Potential Benefits of the Sale," "-- Potential Adverse Effects of the Sale," "-- Third Party Opinion," "-- Recommendation of the Managing General Partner," "-- Conflicts of Interest" and "THE SALE -- Fairness Opinion." Each filing person has adopted the analysis of NAPICO, the managing general partner of the Partnership, with respect to the material factors upon which the belief stated in Item 8(a) is based, as described under the above-referenced captions.

Item 9.  Reports, Opinions, Appraisals and Certain Negotiations.

(a)-(c) "SUMMARY OF CONSENT SOLICITATION STATEMENT -- Potential Benefits of the Sale," "-- Potential Adverse Effects of the Sale," "-- Third Party Opinion," "-- Recommendation of the Managing General Partner," "-- Conflicts of Interest" and "THE SALE -- Fairness Opinion."

Item 10.Interest in Securities of the Issuer.

(a) "THE PARTNERSHIP--Market for Partnership Interests and Related Security Holder Matters."



732183.1
                                        5

(b)                   Not Applicable.

Item 11. Contracts, Arrangements or Understandings with Respect to the Issuer's Securities.

                      "SUMMARY OF CONSENT SOLICITATION STATEMENT -- Conflicts of Interest" and "CONFLICTS OF INTEREST."

Item 12. Present Intention and Recommendation of Certain Persons with Regard to the Transaction.

(a)-(b) "SUMMARY OF THE CONSENT SOLICITATION STATEMENT -- Recommendation of the General Partners," "THE SALE -- Recommendation of the General Partners" and "-- Fairness Opinion."

Item 13.  Other Provisions of the Transaction.

(a) Outside Front Cover Page, "SUMMARY OF CONSENT SOLICITATION STATEMENT -- Potential Adverse Effects of the Sale" and "LIMITED PARTNERS CONSENT PROCEDURE -- No Dissenters Rights of Appraisal." (b)-(c) Not Applicable.

Item 14.  Financial Information.

(a)                   "SELECTED   FINANCIAL   INFORMATION",   "INCORPORATION  OF
                      CERTAIN DOCUMENTS BY REFERENCE" and Annex B to Proxy Statement. (b) Not Applicable.

Item 15.  Persons and Assets Employed, Retained or Utilized.

(a)-(b) "SUMMARY OF CONSENT SOLICITATION STATEMENT -- Conflicts of Interest" and "CONFLICTS OF INTEREST."

Item 16.  Additional Information.

(a)                   Not Applicable.

Item 17.  Material to be filed as Exhibits.

(a)                   Not Applicable.


(b)                   Fairness Opinion of Robert A. Stanger &
                      Co., Inc. (attached as Annex A to
                      Exhibit (d)).

(c)                   Not Applicable.

(d)                   Preliminary copies of each of the Consent
                      Solicitation Statement, Letter to Limited
                      Partners and Form of Consent.


732183.1
                                        6

(e)                   Not Applicable.

(f)                   Not Applicable.


732183.1
                                        7

                                   SIGNATURES


After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this Statement is true, complete and correct.

Dated: July ___, 1998


                                    REAL-EQUITY PARTNERS
                                    By Its General Partners


                                    NATIONAL PARTNERSHIP INVESTMENTS CORP.


                                    By:
                                       ------------------------------------
                                            Alan I. Casden
                                            Vice-Chairman

                                    CASDEN INVESTMENT CORPORATION


                                    By:
                                       ------------------------------------
                                            Alan I. Casden
                                            Chairman



                                    ---------------------------------------
                                    Henry C. Casden


                                    ---------------------------------------
                                    Alan I. Casden


                                    ---------------------------------------
                                    Charles H. Boxenbaum


                                    ---------------------------------------
                                    Bruce E. Nelson






732183.1
                                        8

                                                                 EXHIBIT D




                              REAL-EQUITY PARTNERS
                             9090 Wilshire Boulevard
                         Beverly Hills, California 90211


                              ___________ __, 1998


To the Limited Partners:

National Partnership Investments Corp., the managing general partner ("NAPICO" or the "Managing General Partner") of REAL-Equity Partners (the "Partnership" or "REP"), is writing to recommend, and seek your consent to, (i) a proposed sale of the five real properties owned by the Partnership (the "Properties") to a real estate investment trust or its designated affiliate (collectively referred to as the "REIT") to be organized by Casden Properties, a California general partnership, and certain of its affiliates (collectively referred to as "Casden"); and (ii) an amendment (the "Amendment") to the Partnership's Agreement of Limited Partnership necessary to permit such sale.

NAPICO is a wholly-owned subsidiary of Casden Investment Corporation, the sole director and stockholder of which is Mr. Alan I. Casden. Alan I. Casden is also a general partner of Casden Properties, the sponsor of the REIT and an affiliate of the Partnership. Four of the current members of NAPICO's board of directors, Charles H. Boxenbaum, Bruce E. Nelson, Henry C. Casden and Alan I. Casden, are expected to become officers and shareholders of the REIT. The Partnership owns five conventional multi-unit residential apartment complexes, each of which is referred to herein as a "Property." The mortgage on one of the Properties is insured by the United States Department of Housing and Urban Development ("HUD") and during the period for which the mortgage is so insured, its rents will be subject to regulation by HUD. The transactions by which the Partnership proposes to sell the Properties to the REIT and amend its Agreement of Limited Partnership are hereinafter referred to as the "Sale." Limited Partners must separately approve the proposed Sale and the proposed Amendment in order to allow consummation of the Sale.

In evaluating the proposed Sale, the Limited Partners should note that:

         o Based upon a purchase price for the Properties of $24,876,300, which is payable $10,432,977 in cash and $14,443,323 by assumption by the REIT of certain mortgage indebtedness, it is anticipated that the Partnership will make an aggregate distribution to Limited Partners of approximately $10,328,647, or $344 per unit. Each unit represents one limited partnership interest in the Partnership. The units were sold at an original cost of $1,000 per unit. The Sale is expected to have a net tax benefit of $27 per unit, assuming (i) that Limited Partners have suspended passive losses of approximately $8,907,000, or $297 per unit from the Partnership; (ii) that such losses are available to offset ordinary income taxed at the 39.6% marginal federal rate; and
              (iii) federal and effective state capital gains rates of 25% and 5%, respectively. The per unit distribution amount of $344 is anticipated to be sufficient to pay any federal and state income taxes that may arise in connection with the Sale.

         o The Managing General Partner believes that now may be an opportune time for the Partnership to sell the Properties, given current conditions in the real estate and capital markets, which have enabled the REIT to make the proposal to the Partnership described in the enclosed materials.

         o Robert A. Stanger & Co., Inc., a recognized independent investment banking firm, has determined that, subject to the assumptions, limitations and qualifications contained in its opinion, the
              Purchase Price to be received by the Partnership for the Properties in the Sale is fair from a financial point of view to the Limited Partners.

720071.8

         o The Managing General Partner believes that selling the Partnership's entire portfolio of real estate assets in a single transaction (as opposed to a series of individual sales) will enable the Partnership to (i) reduce transaction expenses; and
              (ii) dispose of its portfolio in an expedited time frame.

There are certain risk factors that the Limited Partners should consider in evaluating the proposed Sale, such as:

         o    The terms of the Sale have not been negotiated at arm's-length.

         o Casden is both an affiliate of the Managing General Partner and the sponsor of the REIT and, as discussed in the enclosed materials, would receive substantial benefits as a result of the Sale and the successful formation and capitalization of the REIT that will not be available to Limited Partners.

         o It is possible that Limited Partners could earn a higher return on their investment in the Partnership if the Partnership were to retain ownership of the Properties, then market and sell the Properties to third parties for a higher aggregate purchase price at a later date.

         o As a result of the Sale, the Partnership will not realize any potential benefits of continuing to own the Properties.

         o The Sale and liquidation of the Partnership will have a tax impact on Limited Partners. For Limited Partners who have been able to use all of the passive losses generated by the Partnership on a current basis, the Sale should result in a net cash distribution, after payment of tax liabilities, of $238 per Unit in excess of the federal and state income taxes that would be due in connection with the Sale. For Limited Partners who do not have sufficient taxable income to be taxed at a 39.6% marginal rate, or who have other losses available to deduct against their taxable income and therefore could not fully utilize their suspended passive losses to offset their ordinary income, the Sale could result in a lower net tax benefit.

The REIT is to be formed by combining a substantial portion of Casden's multi-family housing assets, which consist of real estate businesses and property interests, with conventional and subsidized housing properties acquired from several Casden-sponsored and/or managed partnerships and from third-party sellers. Casden and certain officers and directors of NAPICO, including Alan I. Casden, Henry C. Casden, Charles H. Boxenbaum and Bruce E. Nelson, will receive a significant ownership interest in the REIT in exchange for Casden contributing substantially all of its multi-family housing assets and businesses to the REIT. The REIT proposes to acquire the Properties for cash, which it plans to raise in connection with a private placement of its equity securities, and the assumption of certain mortgage indebtedness. The closing of the Sale is subject to, among other things, (i) the consummation of such private placement by the REIT; and
(ii) the consummation of a minimum number of similar sales transactions with other Casden-affiliated partnerships.

If the Limited Partners do not approve the Sale, the Partnership will most likely retain ownership of the Properties.

We urge you to carefully read the enclosed Consent Solicitation Statement in order to vote your interests. YOUR VOTE IS IMPORTANT. BECAUSE APPROVAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING UNITS OF LIMITED PARTNERSHIP INTEREST, FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE SALE. To be sure your vote is represented, please sign, date and return the enclosed consent as promptly as possible.

The proposed Sale is fully described in the enclosed Consent Solicitation Statement. Please read the enclosed materials carefully, then return your signed consent form either by facsimile to 303-705-6171 or in the enclosed envelope on or before ________ __, 1998.

720071.8
                                       -2-

If you have any questions, please do not hesitate to contact MacKenzie Partners, the Partnership's consent solicitation agent toll free at 800-322-2885 or collect at 212-929-5500.

                                     Very truly yours,


                                     National Partnership Investments Corp.

720071.8
                                       -3-

                              REAL-EQUITY PARTNERS
                             9090 Wilshire Boulevard
                         Beverly Hills, California 90211

                                ________ __, 1998

                         CONSENT SOLICITATION STATEMENT

         On the terms described in this Consent Solicitation Statement, National Partnership Investments Corp. the managing general partner ("NAPICO" or the "Managing General Partner"), of REAL-Equity Partners, a California limited partnership (the "Partnership" or "REP"), is seeking the consent of the Limited Partners of the Partnership to (i) the sale of the five real properties owned by Partnership (the "Properties") to a real estate investment trust or its designated affiliate (collectively referred to as the "REIT") to be organized by Casden Properties, a California general partnership, and certain of its affiliates (collectively referred to herein as "Casden"), for a purchase price of $24,876,300 (the "Purchase Price"), payable $10,432,977 in cash and $14,443,323 by assumption by the REIT of certain mortgage indebtedness; and (ii) an amendment to the Partnership's Agreement of Limited Partnership (the "Amendment") necessary to permit such a sale.

         Each of the Properties is a conventional multi-unit residential apartment complex. The mortgage on one of the Properties is insured by the United States Department of Housing and Urban Development ("HUD") and during the period for which the mortgage is so insured, its rents will be subject to regulation by HUD.

         Consents are also being sought from the limited partners of certain other limited partnerships, the general partners of which are affiliated with Casden (the Partnership and such other limited partnerships are hereinafter collectively referred to as the "Casden Partnerships"), to allow the sale of certain real estate assets owned by the Casden Partnerships to the REIT. The transactions by which the Partnership proposes to sell the Properties to the REIT and amend its Agreement of Limited Partnership (the "Partnership Agreement") are hereinafter referred to as the "Sale." The series of transactions by which Casden proposes to form the REIT and acquire certain real estate assets from the Casden Partnerships and others is hereinafter referred to as the "REIT Transaction." The Sale and the proposed Amendment are being submitted to the Limited Partners as separate resolutions. Limited Partners must approve the proposed Sale and the proposed Amendment in order to allow consummation of the Sale.

         NAPICO is a wholly-owned subsidiary of Casden Investment Corporation, the sole director and stockholder of which is Mr. Alan I. Casden. Alan I. Casden is also a general partner of Casden Properties, the sponsor of the REIT and an affiliate of the Partnership. Four of the current members of NAPICO's board of directors, Charles H. Boxenbaum, Bruce E. Nelson, Henry C. Casden and Alan I. Casden, are expected to become officers and shareholders of the REIT. See "CONFLICTS OF INTEREST."

         It is anticipated that the Partnership will make a distribution to Limited Partners of approximately $344 per unit of limited partnership interest in the Partnership from the net proceeds of the Sale.

         The Sale is conditioned upon, (i) approval of a majority in interest of the Limited Partners of the Partnership; (ii) the consummation of a private placement of the REIT's equity securities; and (iii) the consummation of a minimum number of real estate purchases from the Casden Partnerships in connection with the REIT Transaction.

         Under the Partnership Agreement and California law, Limited Partners do not have dissenters' rights of appraisal. If the Sale is approved by a majority-in-interest of the Limited Partners, and the other conditions to consummation of the Sale are satisfied, all Limited Partners, both those voting in favor of the Sale and those not voting in favor, will be entitled to receive the resulting cash distributions.

         The Managing General Partner has approved the Sale, has concluded that the Sale, including the Purchase Price for the Properties, is fair to the Limited Partners and recommends that the Limited Partners consent to the Sale.

720071.8

Limited Partners should note, however, that the Managing General Partner's recommendation is subject to inherent conflicts of interest. See "CONFLICTS OF INTEREST."

         National Partnership Investments Associates II, a California limited partnership ("NPIA II"), is the non- managing General Partner of the Partnership. Pursuant to an agreement between NAPICO and NPIA II, NAPICO is responsible for the performance of any duties required to be performed by the General Partners and has sole and final discretion to manage and control the business of the Partnership and make all decisions relating thereto. NPIA II has not participated in the management of the Partnership, or in decisions made by the Partnership in connection with the proposed Sale. NPIA II has not taken a position with respect to the Sale nor has it participated in the preparation of this Consent Solicitation Statement.

         This Consent Solicitation Statement and the accompanying form of Consent of Limited Partner are first being mailed to Limited Partners on or about ________ __, 1998.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                      THIS SOLICITATION OF CONSENTS EXPIRES
                      NO LATER THAN 11:59 P.M. EASTERN TIME
                     ON ________ __, 1998, UNLESS EXTENDED.

720071.8
                                       -2-

                                TABLE OF CONTENTS

                                                                                  Page
I.     SUMMARY OF CONSENT SOLICITATION STATEMENT..................................1
       The Partnership............................................................1
       The Sale...................................................................1
       Potential Benefits of the Sale.............................................2
       Potential Adverse Effects of the Sale......................................4
       Amendment to Partnership Agreement.........................................5
       Limited Partner Approval...................................................5
       Third-Party Opinion........................................................5
       Recommendation of the Managing General Partner; Fairness...................5
       Conflicts of Interest......................................................6
       Summary Financial Information..............................................7
       Transaction Expenses.......................................................7
       Voting Procedures..........................................................8

II.    THE PARTNERSHIP............................................................8
       General....................................................................8
       The Properties.............................................................9
       Market for Partnership Interests and Related Security Holder Matters.......9
       Distribution History.......................................................10
       Year 2000 Information......................................................10
       Directors and Executive Officers of NAPICO.................................11

III.   THE SALE...................................................................12
       Background and Reasons for the Sale........................................12
       Acquisition Agreement......................................................13
       Source of Funds............................................................13
       Transaction Costs..........................................................14
       Distribution of Sale Proceeds; Accounting Treatment........................14
       Conditions.................................................................15
       Fairness Opinion...........................................................15
       Alternatives to the Sale...................................................19
       Recommendation of the Managing General Partner; Fairness...................21

IV.    AMENDMENT TO THE PARTNERSHIP AGREEMENT.....................................22

V.     CONFLICTS OF INTEREST......................................................22
       General....................................................................22
       Fiduciary Responsibility...................................................23

VI.    SELECTED FINANCIAL INFORMATION.............................................24

VII.   FEDERAL INCOME TAX CONSEQUENCES............................................25

VIII.  LEGAL PROCEEDINGS .........................................................26

IX.    LIMITED PARTNERS CONSENT PROCEDURE.........................................27
       Distribution of Solicitation Materials.....................................27
       Voting Procedures and Consents.............................................27
       Completion Instructions....................................................28
       Withdrawal and Change of Election Rights...................................28




720071.8
                                       -i-




       No Dissenters' Rights of Appraisal.........................................28
       Solicitation of Consents...................................................28

X.     IMPORTANT NOTE.............................................................29


ANNEXES

Annex A - Fairness  Opinion  of Robert A.  Stanger  & Co.,  Inc.
Annex B - The Partnership's  Annual Report on Form 10-K for the fiscal year ended December 31, 1997.
Annex C - The Partnership's  Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.
Annex D - Text of Proposed  Amendment to the  Partnership Agreement.
Annex E - Legal Opinion of Battle Fowler LLP.


720071.8
                                      -ii-

                              AVAILABLE INFORMATION

         REAL-Equity Partners is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, consent solicitation statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, consent solicitation statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices, Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. In addition, the Commission maintains a site on the World Wide Web portion of the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov. Copies of the latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q may also be obtained from NAPICO without charge. All requests should be made in writing to National Partnership Investments Corp., 9090 Wilshire Boulevard, Suite 201, Beverly Hills, California 90211;
Attention: Investor Services; Telephone 800-666-6274.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Partnership are incorporated by reference in this Consent Solicitation Statement:

         Annual Report on Form 10-K of the Partnership for the fiscal year ended December 31, 1997, and

         Quarterly Report on Form 10-Q of the Partnership for the quarter ended March 31, 1998.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Consent Solicitation Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation Statement.

         No person is authorized to give any information or to make any representation not contained in this Consent Solicitation Statement in connection with the solicitation of proxies made hereby, and, if given or made, any such information or representation should not be relied upon as having been authorized by the Partnership or any other person. The delivery of this Consent Solicitation Statement shall not, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of the Partnership since the date of this Consent Solicitation Statement.


720071.8

I.  SUMMARY OF CONSENT SOLICITATION STATEMENT

         The following summary is intended to provide only highlights of the materials contained in this Consent Solicitation Statement. This summary is not intended to be a complete statement of all material features of the proposed Sale and is qualified in its entirety by the more detailed information contained herein. Cross references in the summary are to the indicated captions or portions of this Consent Solicitation Statement.

The Partnership

         REAL-Equity Partners (the "Partnership") is a California limited partnership, the general partners of which are National Partnership Investments Corp. ("NAPICO") and National Partnership Investments Associates II, a California limited partnership ("NPIA II").

         The Partnership holds title to five Properties. Each of the Properties is a conventional multi-unit apartment complex. The mortgage on one of the Properties is insured by HUD. During the period for which the mortgage is so insured, its rents will be subject to regulation by HUD. Four of the Properties are located in California and one is located in Nevada. See "THE PARTNERSHIP - The Properties."

         The Partnership maintains offices at 9090 Wilshire Boulevard, Beverly Hills, California 90211 (310-278-2191). The Partnership was organized as a California limited partnership on September 9, 1981. See "THE PARTNERSHIP."

The Sale

         The Partnership proposes to sell the Properties to the REIT for cash and the assumption of certain mortgage indebtedness. See "THE SALE." It is the intention of the Managing General Partner to liquidate the Partnership in accordance with the Partnership Agreement following the consummation of the Sale. See "THE SALE."

         The aggregate consideration for the Properties is $24,876,300, payable $10,432,977 in cash and $14,443,323 by assumption by the REIT of certain mortgage indebtedness. As of March 31, 1998, the appraised value of the Properties, as determined by an independent real estate appraiser, was $27,200,000. The appraisals were obtained by the Partnership to assist the Limited Partners in determining the net asset value of their Units for ERISA compliance purposes and not in connection with the evaluation of the Sale. Such appraisals are merely opinions of value and are not necessarily indicative of the price at which the Property could be sold. Although the most recent appraised value of the Properties exceeds the Purchase Price by approximately $2.3 million, the appraisals specifically state that they did not take into consideration any deferred maintenance requirements at the Properties. Furthermore, the appraisals were prepared assuming that immediate capital expenditures needed at the Properties, as identified to the appraiser, had been completed. Recent engineering studies of the Properties performed by the Managing General Partner indicate that the Properties require immediate capital expenditures of approximately $3,009,000 in connection with required roof repairs, exterior painting and wall repairs, HVAC replacements, repairs relating to earthquake damage and other repairs needed to maintain the Properties' competitive position in their respective markets. The Managing General Partner believes that such immediate capital expenditures would be reflected in any third-party offers for the Properties. When the Properties' deferred maintenance requirements of $3,009,000 are taken into account, the Purchase Price exceeds the appraised value of the Properties by approximately $700,000.

         The REIT intends to raise the cash to be paid to the Partnership through a private placement of approximately $250 million of its equity securities (the "Private Placement"). The REIT intends to commence an initial public offering of its equity securities subsequent to the consummation of the Sale.

          The net proceeds of the Sale will be distributed to the Limited and General Partners in accordance with the cash distribution provisions of the Partnership Agreement. See "THE SALE--Distribution of Sale Proceeds" for a summary of the cash distribution rules applicable to such distributions. Limited Partners are expected to receive a

720071.8
distribution of approximately $344 in cash per unit. The units (the "Units"), each of which one limited partnership interest, were originally sold for $1,000 per unit. All expenses of the Sale will be borne by the Partnership.


         The distribution is anticipated to be sufficient to pay any federal and state income taxes that would be due in connection with the Sale. For Limited Partners, the Sale should result, in addition to a cash distribution of $344 per Unit, in a federal and state income tax benefit (i.e., the amount by which the tax savings resulting from deducting the passive losses exceeds the tax payable on the gain from the Sale) of $27 per Unit, assuming that Limited Partners have suspended passive losses of $297 per Unit from the Partnership that could be deducted in full against such Limited Partners' ordinary income and assuming such Limited Partner has sufficient taxable income taxed at federal tax rates of 39.6% on ordinary income and 25% on long-term capital gain attributable to depreciation (and assuming an effective 5% state tax). For Limited Partners who do not have sufficient taxable income to be taxed at a 39.6% marginal federal rate or who have other losses available to deduct against their taxable income and therefore could not fully utilize such suspended passive losses to offset their ordinary income, the Sale could result in a lower net cash distribution. For Limited Partners who have been able to use all of the passive losses generated by the Partnership on a current basis, the Sale should result in a net cash distribution of $238 per Unit after payment of their tax liability. For a discussion of the bases of these assumptions, see "FEDERAL INCOME TAX CONSEQUENCES." Each Limited Partner is urged to consult his, her or its own tax advisor for a more detailed explanation of the specific tax consequences to such Limited Partner from the Sale.

         NAPICO and NPIA II, the General Partners, will be entitled to receive distributions in connection with the Sale of $104,330 in the aggregate.

         The Sale is conditioned upon, (i) approval of a majority in interest of the Limited Partners of the Partnership; (ii) the consummation of the Private Placement; and (iii) the consummation of a minimum number of real estate purchases from the Casden Partnerships in connection with the REIT Transaction. See "THE PARTNERSHIP -- Regulatory Arrangements" and "THE SALE -- Conditions."

Potential Benefits of the Sale

         The Managing General Partner believes that the Sale achieves the Partnership's investment objectives for the following reasons:

         o Receipt of Cash. The Sale will result in a cash distribution of $344 per Unit to Limited Partners, which amount is anticipated to be sufficient to pay any federal and state income taxes that would be payable in connection with the Sale. The Cash distribution would be in addition to a net tax benefit of $27 per Unit, assuming (i) that Limited Partners have suspended passive losses of $297 per Unit from the Partnership; (ii) that such losses are available to offset ordinary income taxed at the 39.6% marginal federal rate and (iii) federal and state effective capital gains rates of 25% and 5%, respectively. For a discussion of the bases of these assumptions, see "FEDERAL INCOME TAX CONSEQUENCES." If the Sale is not completed, there can be no assurance that the Partnership will be able to make distributions at the current rate or that the Partnership will be able to make any future distributions.

         o Opportune Time to Sell. The Managing General Partner believes that now may be an opportune time for the Partnership to sell its interests in the Properties, given current conditions in the real estate and capital markets. Specifically, the Managing General Partner believes that investor demand for the stock of certain public real estate companies similar to the proposed REIT has increased significantly over the past several years. The Managing General Partner believes that the current interest rate environment and the availability of capital for real estate investment trusts will enable Casden to form the REIT and make the proposal to the Partnership for the Sale, which provides the Partnership with an opportunity to maximize the value of the Properties. "THE PARTNERSHIP" and "THE SALE-- Background and Reasons for the Sale."

         o Third Party Fairness Opinion. Robert A. Stanger & Co., Inc. ("Stanger"), an independent, nationally recognized real estate investment banking firm, has been engaged by the Partnership to render an

720071.8
                                       -2-
              opinion (the "Fairness Opinion") to the Partnership as to the fairness, from a financial point of view, to Limited Partners of the Purchase Price to be received by the Partnership for the Properties in the Sale. Stanger has conducted certain reviews described herein and has concluded, subject to the assumptions, qualifications and limitations contained in its opinion, that the Purchase Price to be received for the Properties in the Sale is fair, from a financial point of view, to Limited Partners. See "THE SALE -- Fairness Opinion."

         o Eliminating the Risks of Real Estate Investing. Continued ownership of the Properties subjects the Partnership to continued risks inherent in real estate ownership, such as national and local economic trends, supply and demand factors in the local property market, the cost of operating and maintaining the physical condition of the Properties and the cost and availability of financing for prospective buyers of the Properties. No assurance can be given that a prospective buyer would be willing to pay an amount equal to or greater than the Purchase Price for the Properties in the future.

         o Attractive Sale Terms. The Managing General Partner believes that the Purchase Price for the Properties is fair to the Limited Partners and, based on its experience in the real estate industry, believes that it exceeds the price that the Partnership would be likely to receive in a sale to a third party or parties.

         o    Unattractiveness  of Other Options.  The Managing  General Partner
              does  not  believe  that  other  alternatives   available  to  the
              Partnership are as attractive to the Partnership as the Sale.

              The Managing General Partner considered marketing the Properties to third parties; however, the Managing General Partner does not believe that such alternative would be in the interests of the Limited Partners, because the Managing General Partner believes that marketing the Properties to third parties would result in significant delays and uncertainties. There can be no assurance, however, that a third party buyer would not be willing to pay a price in excess of the Purchase Price to acquire the Properties.

              Several of the options considered by the Managing General Partner, including the reorganization of the Partnership as a real estate investment trust, a rollup involving the Partnership and the use of an "UPREIT" structure, would have (i) been prohibitively expensive and logistically impractical; (ii) entailed compliance with the rollup rules promulgated under the Securities Act of 1933, as amended (the "Securities Act"), which may have resulted in significant delays, thereby potentially causing the Partnership to miss the currently favorable market conditions for real estate investment trusts; and (iii) resulted in the Limited Partners receiving publicly traded securities rather than cash in exchange for their Units. Such publicly traded securities would be subject to the market risks generally applicable to equity securities. The Managing General Partner believes that receipt of such securities would be inconsistent with the Partnership's ultimate objective of returning cash to the Limited Partners and winding up the business of the Partnership. See "THE SALE -- Background and Reasons for the Sale."

         o Reduced Transaction Costs. The Partnership will not be required to pay brokerage commissions in connection with the Sale, which would typically be paid when selling real property to third parties. As a result, the Sale is likely to produce a higher cash distribution to Limited Partners than a comparable sale to an unaffiliated third party. In addition, the Managing General Partner believes that selling the Partnership's portfolio of real estate assets in a single transaction (as opposed to a series of individual sales) will enable the Partnership to dispose of its portfolio in an expedited time frame and provide additional transaction cost savings, although the Partnership will pay certain expenses, such as the costs of environmental inspections and costs relating to proxy solicitation and fairness opinions which may be higher than comparable expenses in a transaction with an unaffiliated third party. See "THE SALE-- Transaction Costs" for a schedule of the costs the Partnership is expected to incur in connection with the Sale.


720071.8
                                       -3-

Potential Adverse Effects of the Sale

         Limited Partners should also consider the following risk factors in determining whether to approve or disapprove the Sale:

         o Loss of Opportunity to Benefit from Future Events. It is possible that the future performance of the Properties will improve or that prospective buyers may be willing to pay more for the Properties in the future. It is possible that Limited Partners might earn a higher return on their investment if the Partnership retained ownership of the Properties. By approving the Sale, Limited Partners will also be relinquishing certain current benefits of ownership of the Properties, such as continuing distributions.
              See "THE SALE -- Background and Reasons for the Sale."

         o No Solicitation of Third Party Offers. The Managing General Partner has not solicited any offers from third parties to acquire the Properties. There is no assurance that the Managing General Partner would not be able to obtain higher or better offers for the Properties if such offers were to be solicited from independent third parties.

         o Sale Not Negotiated at Arm's-Length. Affiliates of the Managing General Partner will possess a significant ownership interest in the REIT and receive substantial other benefits from the formation of the REIT and the Sale. The Purchase Price was not negotiated at arm's-length. The Purchase Price was established by the Managing General Partner and the Partnership did not retain an independent financial or legal advisor to negotiate the terms of the Sale.

         o Conflicts of Interest. In evaluating the proposed Sale, Limited Partners should consider that Casden is both the sponsor of the REIT and an affiliate of the Managing General Partner. If the REIT is successfully formed and capitalized, the current owners of Casden are likely to realize a substantial increase in the value and liquidity of their investment in Casden Properties. The terms of the Sale have been determined on behalf of the Partnership by officers and directors of Casden who will directly benefit from the Sale. Unlike Casden, the Limited Partners will not participate in the REIT. It is anticipated that approximately 45% of the equity securities of the REIT will be held by Casden and its affiliates following the Private Placement, based on the terms of the Private Placement as currently contemplated.

         o Tax Consequences. The Sale will have a tax impact on Limited Partners, producing a long-term capital gain of approximately $329 per Unit. In addition, the Sale will produce ordinary income attributable to accelerated depreciation recapture of approximately $16 per Unit. For Limited Partners who have been able to use all of the passive losses generated by the Partnership on a current basis, the Sale should result in a net cash distribution of $238 per Unit after payment of their tax liability. Limited Partners who have available all of the suspended passive losses generated by the Partnership, but whose ordinary income is not taxed at the 39.6% marginal federal rate, may receive a lower net cash distribution made in connection with the Sale. For a discussion of the tax impact of the Sale, and the Partnership's assumptions and the bases therefor, see "CERTAIN FEDERAL TAX CONSEQUENCES." THE SPECIFIC TAX IMPACT OF THE SALE ON LIMITED PARTNERS SHOULD BE DETERMINED BY LIMITED PARTNERS IN CONSULTATION WITH THEIR TAX ADVISORS.

         o    No  Dissenter's  Rights.  Under  the  Partnership   Agreement  and
              California law, Limited Partners do not have dissenters' rights of appraisal.

         o Conditions to Sale. The Sale is subject to certain conditions in addition to approval of the Sale by the Limited Partners, including consummation of the Private Placement. Accordingly, even if the Sale is approved by the Limited Partners and a purchase and sale agreement is entered into, the consummation of the Sale could be delayed for a significant period of time and it is possible that the Sale may not be



720071.8
                                       -4-
              consummated. The execution of a purchase and sale agreement in connection with the Sale could delay the time some or all of the Properties could be sold to a third party if the Sale is not consummated.

Amendment to Partnership Agreement

          An amendment to the Partnership Agreement is necessary in connection with the consummation of the Sale. The Partnership Agreement currently prohibits a sale of any of the Properties to the General Partners or their affiliates. Accordingly, consent of the Limited Partners is being sought for an amendment to the Partnership Agreement that eliminates such prohibition.

         The consent of Limited Partners holding a majority of outstanding Units is required in order to amend the Partnership Agreement. Limited Partners must approve the Amendment in order to allow consummation of the Sale.

Limited Partner Approval

         The Managing General Partner is seeking the consent of the Limited Partners to the Sale and the Amendment. The Partnership Agreement requires the prior consent of Limited Partners holding a majority-in-interest of the outstanding Units (a "Majority Vote") to an amendment to the Partnership Agreement.

         If the Limited Partners do not approve the Sale and the Amendment by a Majority Vote, or the other conditions to the consummation of the Sale are not met, there will be no change in its investment objectives, policies and restrictions and the Partnership will continue to be operated in accordance with the terms of the Partnership Agreement. The Partnership will bear the costs of the consent solicitation process whether or not the Sale is approved or ultimately consummated.

Third-Party Opinion

         The Partnership has obtained from Stanger, a recognized independent real estate investment banking firm, an opinion that the Purchase Price to be received by the Partnership for the Properties in the Sale is fair to the Limited Partners from a financial point of view. In the course of preparing its Fairness Opinion, Stanger conducted such reviews as it deemed appropriate and discussed its methodology, analysis and conclusions with the Managing General
Partner. The Fairness Opinion, which is subject to certain assumptions, qualifications and limitations, is attached hereto as Exhibit A. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events. Stanger will be paid an aggregate fee by the Casden Partnerships of up to approximately $455,000, plus $4,100 per property owned by the Casden Partnerships that is evaluated by Stanger. The portion of the fee allocable to the Partnership is $55,500, plus $4,100 per Property, or an aggregate of approximately $76,000. No portion of Stanger's fee is contingent upon consummation of the Sale or completion of the REIT Transaction. See "THE SALE-- Fairness Opinion" and "--Potential Adverse Effects of the Sale--No Appraisals; Limits on Fairness Opinion."

Recommendation of the Managing General Partner; Fairness

         After a comprehensive review of various alternatives, the Managing General Partner believes that the Sale is in the best interests of the Limited Partners. The Managing General Partner believes that the current interest rate environment and the availability of capital for real estate investment trusts will enable Casden to form the REIT and make the proposal to the Partnership for the Sale, which provides the Partnership with an opportunity to maximize the value of the Properties. In addition, the Managing General Partner reviewed (but did not specifically adopt) the Fairness Opinion. See "THE SALE--Alternatives to the Sale."

         Based upon its analysis of the alternatives and its own business judgment, the Managing General Partner believes that the terms of the Sale, including the Purchase Price for the Properties and the distributions to be made to the Limited Partners, are fair from a financial point of view to the Limited Partners. Accordingly, the Managing General Partner has approved the Sale and recommends that it be approved by the Limited Partners. Limited

720071.8
                                       -5-

Partners   should   note,   however,   that  the  Managing   General   Partner's
recommendation is subject to inherent conflicts of interest. See "CONFLICTS OF INTEREST."

Conflicts of Interest

         A number of conflicts of interest are inherent in the relationships among the General Partners, the Casden Partnerships, Casden and the REIT, which may, among other things, influence the recommendation of the Managing General Partner. These conflicts include the following:

         1. The terms of the Sale (including the Purchase Price) were established by the REIT and the Managing General Partner (which are related parties) without the participation of any independent financial or legal advisor. There can be no assurance that arm's-length negotiations would not have resulted in terms more favorable to the Limited Partners.

         2. Although Stanger provided an independent opinion with respect to the fairness of the Purchase Price, no independent financial or legal advisor was engaged to represent the interests of the Limited Partners.

         3. If the REIT Transaction is consummated, affiliates of the Managing General Partner will receive substantial interests in the REIT in exchange for the contribution of real property assets and the property management operations of Casden, including direct or indirect interests in the Managing General
Partner. The Managing General Partner anticipates that it will receive significant economic benefits as a result of receiving interests in the REIT. Such interests are expected to enjoy greater liquidity than the Managing General Partner's current interests in the Partnership if the REIT successfully completes an initial public offering following its initial formation as a private REIT. Unlike Casden, the Limited Partners will not participate in the REIT. It is anticipated that approximately 45% of the equity securities of the REIT will be held by Casden and its affiliates following the Private Placement, based on the terms of the Private Placement as currently contemplated.

         4. It is anticipated that the return from the interests in the REIT to be received by the Managing General Partner and its affiliates in connection with the REIT Transaction, if it is successfully consummated, will exceed the return such persons currently receive from the real estate assets and businesses such persons will contribute or sell to the REIT.

         5. The officers and employees of Casden and its affiliates will be employed by the REIT. NAPICO will become a subsidiary of the REIT. See "CONFLICTS OF INTEREST."


720071.8
                                       -6-

Summary Financial Information

         The following table sets forth selected historical financial and operating data of the Partnership for the fiscal years ended December 31, 1997, 1996, 1995, 1994, 1993 and for the three months ended March 31, 1998. The following information should be read in conjunction with the Partnership's Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are attached hereto as Annexes B and C, respectively.

         The selected historical financial and operating data of the Partnership for the three-month periods ended March 31, 1998 and March 31, 1997 are derived from unaudited consolidated financial statements of the Partnership which, in the opinion of the Managing General Partner, include all adjustments (consisting only of normal recurring items unless otherwise disclosed) necessary for a fair presentation of the Partnership's financial position and results of operations. The results set forth for the three-month periods ended March 31, 1998 and March 31, 1997 are not necessarily indicative of results to be expected for a full year.




                                                                                                   Three Months Ended
                                                  Year Ended December 31,                              March 31,
                              ----------------------------------------------------------------  ------------------------
                                 1997         1996         1995          1994         1993         1998         1997
                              -----------  -----------  -----------   -----------  -----------  -----------  -----------

Partnership Operations
Interest Income............. $    105,777       89,711       49,476        37,710       12,779       14,134       64,180
Operating Partnership
  Expenses..................      355,249      158,460      185,584       226,208      353,825        8,055       55,188
                              -----------  -----------  -----------   -----------  -----------  -----------  -----------
Loss From Operations........    (249,472)     (68,749)    (136,108)     (188,498)    (341,046)        6,079        8,992
                              -----------  -----------  -----------   -----------  -----------  -----------  -----------

Rental Operations
Revenues....................    4,925,227    4,935,895    5,486,329     5,678,656    5,463,671    1,234,840    1,218,634
Expenses....................    4,921,727    4,942,160    5,675,071     6,514,923    5,402,010    1,368,898    1,149,603
                              -----------  -----------  -----------   -----------  -----------    ---------    ---------
Income (Loss) from Rental
  Operations................        3,500      (6,265)    (188,742)     (836,267)       61,661     (134,058)      69,031
                              -----------   ----------   ----------    ----------   ----------   -----------   ---------
Gain on Foreclosure of
  Rental Property...........           --      259,088           --            --           --           --           --
                              -----------    ---------   ----------   -----------    ---------  -----------  -----------
Net Income (Loss) ..........  $  (245,972)     184,074    (324,850)   (1,024,765)    (279,385)    (127,979)       78,023
                              ===========  ===========  ===========   ===========  ===========  ===========  ===========

Net Income allocated
  to Limited Partners....... $  (243,512)      182,234    (321,601)   (1,014,517)    (276,591)    (126,699)       77,243
                              ===========  ===========  ===========   ===========  ===========  ===========  ===========

Net Income (Loss) per
  Limited Partnership
  Interest.................. $      (8)            6         (11)          (34)          (9)          (4)            3
                              ===========  ===========  ===========   ===========  ===========  ===========  ===========

Total assets................ $ 20,791,123   22,049,995   26,365,792    26,668,029   27,182,103   20,456,283   21,080,339
                              ===========  ===========  ===========   ===========  ===========  ===========  ===========

Partners' Equity............ $  4,562,631    6,309,459    6,425,385     6,750,235    8,225,000    4,284,652    5,403,294
Limited Partners' Equity.... $  6,184,431    7,027,943    7,145,709     7,467,310    8,931,827    5,907,732    6,955,186
                              ===========  ===========  ===========   ===========  ===========  ===========  ===========
Limited Partners' Equity
  per Limited Partnership
  interest.................. $        206          234          238           249          298          197          232
                              ===========  ===========  ===========   ===========  ===========  ===========  ===========


Transaction Expenses

         The Partnership will bear its direct costs relating to the Sale, including customary closing costs such as the seller's portion of title insurance and escrow fees, and the costs incurred in connection with this solicitation of consents. The aggregate amount of such costs is expected to be approximately $247,000, which the Partnership expects to pay using cash equivalents held by the Partnership. The transaction costs will be borne by the Partnership as they are incurred, whether or not the Sale is approved by the Limited Partners or ultimately consummated. Costs

720071.8
                                       -7-
incurred individually by the Casden Partnerships, including accounting and legal fees, will be borne directly by such partnerships.


Voting Procedures

         This Consent Solicitation Statement outlines the procedures to be followed by Limited Partners in order to consent to the Sale. A form of Consent of Limited Partner (a "Consent") is attached hereto. These procedures must be strictly followed in order for the instructions of a Limited Partner as marked on such Limited Partner's Consent to be effective. The following is a summary of certain of these procedures:

         1. A Limited Partner may make his or her election on the Consent only during the solicitation period commencing upon the date of delivery of this Consent Solicitation Statement and continuing until the earlier of (i)
___________, 1998 or such later date as may be determined by the Managing General Partner and (ii) the date upon which the Managing General Partner determines that a Majority Vote has been obtained (the "Solicitation Period").

         2. Limited Partners are encouraged to return a properly completed and executed Consent in the enclosed envelope prior to the expiration of the Solicitation Period.

         3. A Consent delivered by a Limited Partner may be changed prior to the expiration of the Solicitation Period by delivering to the Partnership a substitute Consent, properly completed and executed, together with a letter indicating that the Limited Partner's prior Consent has been revoked.

         4. The Sale and each of the proposed Amendment are being submitted to the Limited Partners as separate resolutions. Limited Partners must approve the proposed Sale and the proposed Amendment in order to allow consummation of the Sale.

         5. A Limited Partner submitting a signed but unmarked Consent will be deemed to have voted FOR the Partnership's participation in the Sale, and the Amendment.


II.  THE PARTNERSHIP

General

         The Partnership is a limited partnership that was formed under the laws of the State of California on September 9, 1981. On September 27, 1983, the Partnership offered 30,000 Units, each Unit consisting of one limited partnership interest in the Partnership, at $1,000 per Unit through an offering managed by E.F. Hutton & Company Inc. As of May 12, 1998 there were 30,000 limited partnership interests in the Partnership outstanding.

         The Managing General Partner of the Partnership is NAPICO. The business of the Partnership is conducted primarily by NAPICO. NPIA II is the non-managing General Partner of the Partnership. Pursuant to an agreement between NAPICO and NPIA II, NAPICO has the primary responsibility for the performance of any duties required to be performed by the General Partners and, in general, has sole and final discretion to manage and control the business of the Partnership and make all decisions relating thereto. NPIA II has not participated in the management of the Partnership, or in decisions made by the Partnership in connection with the proposed Sale. NPIA II has not taken a position with respect to the Sale nor has it participated in the preparation of this Consent Solicitation Statement. The Partnership has no employees of its own.

         Casden Investment Corporation owns 100 percent of NAPICO's stock. The current members of NAPICO's Board of Directors are Charles H. Boxenbaum, Bruce
E. Nelson, Alan I. Casden and Henry C. Casden. Alan I. Casden is the sole director and stockholder of Casden Investment Corporation and, accordingly, controls NAPICO.

720071.8
                                       -8-

         The original objectives of the Partnership were to own and operate the Properties (and certain other real estate assets) for investment so as to (i) generate cash distributions for Limited Partners from operations of the Properties, of which all or a portion of would be a return of capital or "tax sheltered"; (ii) provide protection for the Partnership's capital investments; and (iii) provide capital gains through appreciation, and equity build up through principal reduction of mortgage loans on the properties over a period of five to seven years.

         The Partnership holds interests in five Properties, each of which is a conventional multi-unit apartment complex. The mortgage on one of the Properties is insured by HUD. During the period for which the mortgage is so insured, its rents will be subject to regulation by HUD.

         The Properties in which the Partnership has invested generated $3,500 in income to the Partnership in 1997, before Partnership expenses of approximately $355,249 and interest income of $105,777. At December 31, 1997, the Partnership had a cash reserve of $1,354,289.

The Properties

         During 1997, all of the Properties in which the Partnership had invested were substantially rented. The following is a schedule of the status, as of December 31, 1997, of the Properties owned by the Partnership.



                             No. of                     Percentage of Total
Name & Location              Units    Units Occupied           Units
---------------              ------   --------------    -------------------
Arbor Glenn                    208         195                   94%
  West Covina, CA
Park Creek                     123         112                   91%
  Canoga Park, CA
Warner Willows I                74          74                  100%
  Woodland Hills, CA
Warner Willows II               73          70                   96%
  Woodland Hills, CA
Willowbrook Apartments         183         175                   96%
  Reno, NV
-----------------            -----       -----                 -----
Total                          661         626                   95%
                             =====       =====                 =====


         The Properties range in age from 17 to 25 years. Routine repair, maintenance and capital expenditures made out of operating cash reserves by the Partnership amounted to approximately $1,781,359 in the aggregate for the year ended December 31 1997. Due to the age of the Properties, capital expenditures are expected to increase progressively over the remaining useful lives of the Properties. In addition, recent engineering studies of the Properties performed by the Managing General Partner indicate that the Properties require immediate capital expenditures of approximately $3,000,000 in order to maintain the Properties' competitive position their respective markets.

Market for Partnership Interests and Related Security Holder Matters

         Limited partnership interests in the Partnership were sold through a public offering managed by an affiliate of the predecessor of Lehman Brothers Inc., and are not traded on a national securities exchange or listed for quotation on the Nasdaq Stock Market. There is no established trading market for Units and it is not anticipated that any market will develop for the purchase and sale of the Units. Pursuant to the Partnership Agreement, Units may be transferred only with the written consent of the Managing General Partner, unless the proposed transfer is to a member of the family of the transferring Limited Partner, a trust set up for the benefit of the Limited Partner's family, or a corporation or other entity in which the Limited Partner has a majority interest. At December 31, 1997, there were 2,832 registered holders of Units in REP. None of the Units are beneficially owned by Casden.


720071.8
                                       -9-

         The high and low purchase prices for Units in sales transactions completed during the twelve-month period ending December 31, 1997 as compiled by NAPICO were $287.04 to $140.50 per Unit, respectively. No established trading market for the Units was ever expected to develop and the sales transactions for the Units have been limited and sporadic. On May 15, 1998, the Limited Partners received an unsolicited offer from a third party to purchase 4.9% of the outstanding Units at a purchase price of $350.00 per Unit.

         The Managing General Partner monitors transfers of the Units (a) because the admission of a substitute limited partner requires the consent of the Managing General Partner under the Partnership Agreement, and (b) in order to track compliance with safe harbor provisions under the Securities Act to avoid treatment as a "publicly traded partnership" for tax purposes. While the Partnership requests to be provided with the price at which a transfer is being made, and the Partnership receives some information regarding the price at which secondary sale transactions in the Units have been effectuated, the Managing General Partner does not maintain comprehensive information regarding the activities of all broker/dealers and others known to facilitate from time to time, or on a regular basis, secondary sales of the Units. It should be noted that some transactions may not be reflected on the records of the Partnership. It is not known to what extent Unit sales transactions are between buyers and willing sellers, each having access to relevant information regarding the financial affairs of the Partnerships, expected value of their assets, and their prospects for the future. Many Unit sales transactions are believed to be distressed sales where sellers are highly motivated to dispose of the Units and willing to accept substantial discounts from what might otherwise be regarded as the fair value of the interest being sold, to facilitate the sales. The prices paid recently for Units generally do not reflect the current market of the Partnerships' assets, nor are they indicative of total return, since prior cash distributions and tax benefits received by the original investor are not reflected in the price. Nonetheless, notwithstanding these qualifications, the Unit sales prices, to the extent that the reported data are reliable, are indicative of the prices at which the Units have recently been sold. None of the Unit sales transactions have involved Casden or its affiliates.

Distribution History

         It was the intention of the Partnership that distributions of net cash from operations be made quarterly, pro rata, in proportion to the number of Units held. From November 1994 through May 1996, distributions to Limited Partners were not made due to the Partnership's setting aside funds for losses incurred as a result of the January 17, 1994 Northridge Earthquake. The Partnership made distributions of $600,000 and $300,000 to the Limited Partners in 1997 and 1996, respectively. In addition, distributions of $900,856 were made to NAPICO in 1997. Under the terms of the Partnership Agreement, cash available for distribution is to be allocated 90 percent to the Limited Partners as a group and 10 percent to the General Partners. Based on cash distributions made to the Limited Partners as of December 31, 1996, $834,188 was due to the General Partners as their 10% percent share of cash available for distribution. This amount was paid to the General Partners in February 1997. Future distributions will depend in part on the operating results of the Properties and will be impacted significantly by anticipated capital expenditures to cure certain items of deferred maintenance, including roof and wall repairs and repairs relating to earthquake damage.

         The Partnership Agreement sets forth a procedure for allocating distributions among the Limited Partners and General Partners. The General Partners are entitled to receive 1% of the net cash flow from operations to be distributed, reduced by any amount paid to the General Partners as an annual management fee. The Limited Partners as a class are entitled to receive the balance of the net cash flow from operations to be distributed. There are no regulatory or legal restrictions on the Partnership's current or future ability to pay distributions, however, the rental rates of one of the Properties are subject to HUD regulation during the period that the mortgage of such Property is insured by HUD.

Year 2000 Information

         The Partnership has assessed the potential impact of the Year 2000 computer systems issue on its operations. The Partnership believes that no significant actions are required to be taken by the Partnership to address the issue and that the impact of the Year 2000 computer systems issue will not materially affect the Partnership's future operating results or financial condition.

720071.8
                                      -10-

Directors and Executive Officers of NAPICO

         The Partnership is managed by NAPICO and has no directors or executive officers of its own.

         Biographical information for the directors and executive officers of NAPICO with principal responsibility for the Partnership's affairs is presented below. See "LEGAL PROCEEDINGS."

          Alan I. Casden has served as Vice Chairman of the Board of Directors of NAPICO since 1984. Mr. Casden has also served as Chairman and Chief Executive Officer of Casden Properties and of The Casden Company since 1982and 1985, respectively. Mr. Casden has been involved in approximately $3.8 billion of real estate financings and sales, and has been responsible for the development and construction of approximately 90,000 multi-family apartment units and 10,000 single-family homes and condominiums. Mr. Casden has served as a member of the Advisory Board of the National Multi-Family Housing Conference, the Multi-Family Housing Council, the President's Council of the California Building Industry Association and the Urban Land Institute. Mr. Casden currently serves on the Visiting Committee to USC's Marshall School of Business. In 1988, Mr. Casden received the "Distinguished Alumnus Award" from USC. He holds a bachelor of science degree from USC. Mr. Casden is also Co-Chairman of the Board of Trustees of the Simon Wiesenthal Center, an international human rights agency, and building chairman for its $50 million Museum of Tolerance, which opened in Los Angeles in 1993.

         Henry C. Casden has served as a Director of NAPICO since February 1988 and as its Secretary since November 1994. Since 1988, Mr. Casden has served as the President and Chief Operating Officer of The Casden Company as well as the managing general partner of Casden Properties. From 1971 to February 1988, Mr. Casden was engaged in the private practice of law in Los Angeles, including as a named partner in his law firm. His practice was devoted principally to counseling real estate developers, lenders and investors throughout the United States. Mr. Casden is a member of the Board of Visitors of the University of San Diego School of Law and the bar association of the District of Columbia. Mr. Casden received his bachelor of arts degree from the University of California at Los Angeles, and is a graduate of the University of San Diego Law School. Mr. Casden is a member of the State Bar of California and has numerous professional and philanthropic affiliations. Henry C. Casden and Alan I. Casden are brothers.

         Charles H. Boxenbaum has served as Chairman of the Board of Directors and Chief Executive Officer of NAPICO since 1966. He has been active in the real estate industry since 1960. Prior to joining Sonnenblick-Goldman Corp. of California, Mr. Boxenbaum was a real estate broker with the Beverly Hills firm of Carl Rhodes Company. From 1966 to 1980, Mr. Boxenbaum was Chairman of the Board and Chief Executive Officer of Sonnenblick-Goldman Corp. of California, a firm specializing in mortgage brokerage. In 1978, the Sonnenblick Goldman Corp. trade style was sold, and Mr. Boxenbaum purchased the outstanding stock and changed the name of the firm to National Partnership Investments Corp. He is one of the founders of and a past director of First Los Angeles Bank, organized in November 1974. Since March 1995, Mr. Boxenbaum has served on the Board of Directors of the National Multi Housing Council. Mr. Boxenbaum received his bachelor of arts degree from the University of Chicago.

         Bruce E. Nelson serves as President and a director of NAPICO. Mr. Nelson joined NAPICO in 1980 and became President in February 1989. He is responsible for the operation of all NAPICO sponsored limited partnerships. Prior to that he was primarily responsible for the securities aspects of the publicly offered real estate investment programs. Mr. Nelson is also involved in the identification, analysis, and negotiation of real estate investments. From February 1979 to October 1980, Mr. Nelson held the position of Associate General Counsel at Western Consulting Group, Inc., private residential and commercial real estate syndicators. Prior to that time Mr. Nelson was engaged in the private practice of law in Los Angeles. Mr. Nelson received his Bachelor of Arts degree from the University of Wisconsin and is a graduate of the University of Colorado School of Law. He is a member of the State Bar of California and is a licensed real estate broker in California and Texas.


720071.8
                                      -11-

III.  THE SALE

Background and Reasons for the Sale

         In recent years, real estate investment activity by publicly owned corporations and trusts, such as real estate investment trusts ("REIT Entities"), has increased dramatically. REIT Entities have become a major source of capital for the real estate market as well as one of its most prominent purchasers of real property. A publicly-traded REIT Entity is organized as a real estate company to own and operate a portfolio of properties, has access to new capital and its shares can be sold or transferred in the public securities markets.

          During the Spring of 1997, the managers of NAPICO and Casden Properties (which are affiliated entities), including Alan I. Casden, Henry C. Casden, Charles H. Boxenbaum and Bruce E. Nelson, evaluated the financial results and prospects of the Casden Partnerships and considered various alternatives that might allow them to maximize the current value of the Partnership's assets. Among other things, they considered (i) reorganizing the Partnership as a REIT Entity, (ii) attempting a rollup of the Partnership and certain other real estate holding limited partnerships, (iii) marketing the Properties to third parties, and (iv) continued ownership of the Properties. The managers of NAPICO and Casden Properties also considered forming a REIT Entity that would acquire the Properties held by the Partnership.

         In May of 1997, NAPICO and Casden Properties invited Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and certain other investment banking firms to make presentations regarding strategic alternatives available to Casden Properties in light of favorable conditions in the real estate capital markets. Following such presentations, the managers of Casden Properties decided to form a REIT Entity.

         On April 1, 1997, Casden Properties retained Battle Fowler LLP as its legal counsel in connection with the potential formation of a REIT Entity and the potential sales of the assets of the Casden Partnerships. On September 4, 1997, Casden Properties engaged DLJ to act as Casden Properties' financial advisor in connection with the formation of a REIT Entity.

         On November 21, 1997, following several days of interviews with several investment banking firms, NAPICO selected Stanger to render a fairness opinion in connection with the Sale and the other proposed sales involving the Casden Partnerships. For a description of the terms of Stanger's engagement and certain additional information concerning Stanger, see "-- Fairness Opinion."

         The financial and legal advisors of NAPICO and Casden Properties conferred regularly from June of 1997 through July of 1998 regarding the structure and terms of the proposed REIT Transaction, including the Purchase Price to be offered for the Properties.

         The Managing General Partner believes that it is in the best interests of the Partnership to sell its interests in the Properties. Limited Partners will realize an aggregate of approximately $24.00 per Unit in current passive activity rental losses for 1997. In addition, Limited Partners realized approximately $4.29 per Unit in interest income for 1997. Assuming Limited Partners are restricted from utilizing passive losses, the Limited Partners will be liable for the taxes related to the interest income without any corresponding cash distribution.

         Prior to the consummation of the Sale, the REIT intends to sell approximately $250 million of its equity securities in the Private Placement. The proceeds of the Private Placement will be used to finance the Sale and other acquisitions of conventional and subsidized housing properties to be made in connection with the REIT Transaction. The REIT intends to commence an initial public offering of its equity securities subsequent to the consummation of the Sale. Casden and its affiliates are expected to own approximately 45% of the equity securities of the REIT upon completion of the Private Placement. Subsequent to its initial public offering, the REIT intends to purchase and restructure all insured mortgage indebtedness currently encumbering the Properties, which the Managing General Partner believes will enhance the returns associated with the ownership of the mortgages and the Properties.


720071.8
                                      -12-

         The Managing General Partner believes that the REIT, through its potential access to the capital markets and its familiarity with the Properties, is in a position to purchase the Properties on terms that are favorable to the Partnership. The Managing General Partner believes that the current market for securities issued by REIT entities will provide the Partnership with an opportunity to sell the Properties to the REIT for a favorable price. Limited Partners should note, however, that the Managing General Partner's recommendation is subject to inherent conflicts of interest.
See "CONFLICTS OF INTEREST."

         The Partnership will continue to file reports under the Securities and Exchange Act of 1934 until all of the Properties have been sold and the proceeds from such sales have been distributed.

Acquisition Agreement

         If the Sale is approved by the Limited Partners, it is contemplated that the Partnership will enter into a purchase and sale agreement with a subsidiary partnership of the REIT (the "Operating Partnership"). The purchase and sale agreement will set forth the terms and conditions under which the Partnership and the REIT and the Operating Partnership are obligated to proceed with the Sale and will set forth certain other agreements of such parties with respect to the Sale.

         Representations and Warranties. The Partnership will not make any representations and warranties to the REIT and the Operating Partnership in the purchase and sale agreement with respect to the Properties, and the Properties will be sold "as is."

         Conditions.  As  described  in  detail  below  under  the  heading " --
Conditions" below, the purchase and sale agreement will include a number of conditions to the REIT's obligation to consummate the Sale.

         Amendment and Closing. The Partnership and the REIT or the Operating Partnership may mutually agree to amend the terms of the purchase and sale agreement in a manner which, in the good faith judgment of the Managing General Partner (consistent with the Managing General Partner's fiduciary duty to the Partnership and the Limited Partners), does not materially reduce the benefits to be received by the Limited Partners from the Sale without resoliciting the consent of the Limited Partners. If the Sale is approved by a Majority Vote of the Limited Partners and the other conditions to the Sale and the REIT Transaction are satisfied, it is anticipated that the Sale will be consummated by August 31, 1998. If the closing does not occur by December 31, 1998 the purchase and sale agreement will be terminated.

Source of Funds

         The REIT intends to raise the cash to be paid to the Partnership through a private placement of approximately $250 million of its equity securities.

720071.8
                                      -13-

Transaction Costs

         The Managing General Partner estimates that the transaction costs in connection with the Sale, will be as follows:


         Accounting ............................. $  50,000

         Legal ..................................    50,000

         Escrow Costs (seller's portion).........    25,000

         Title Policy (seller's portion).........    35,000

         Stanger Fairness Opinion................    76,000

         Consent Solicitation Costs..............     6,000

         Miscellaneous Costs.....................     5,000
                                                  ---------

         Total................................... $ 247,000
                                                  ---------

         The General Partners will receive a distribution of approximately $104,330 for their interests in the Partnership in connection with the Sale. The General Partners are not entitled to receive fees in connection with the Sale.

Distribution of Sale Proceeds; Accounting Treatment

         Following the Sale it is anticipated that the Partnership's affairs will be wound up and the Partnership will be liquidated. After the payment of all liabilities and expenses, the consideration to be paid to the Partnership for the Properties will be allocated and distributed among Limited and General Partners in accordance with the cash distribution rules set forth in the Partnership Agreement. Pursuant to the Partnership Agreement, net distribution proceeds are distributable as follows:

         o    Proceeds  from  the  liquidation  of  the  partnership   shall  be
              distributed first to creditors in the order of priority as provided for by law, second to the setting up of such reserves as the General Partners deem necessary, and third to the Limited and General Partners as set forth below: (a) first to the General Partners in an amount equal to any fees owed to the General Partners under the Partnership Agreement that have not yet been paid; (b) next, 99% to the Limited Partners and 1% to the General Partners until the Limited Partners have received an amount equal to their adjusted capital accounts plus an amount equal to a cumulative non-compounded 6%annual return on their aggregate adjusted capital accounts from time to time (which annual return shall, with respect to each Limited Partner, be calculated commencing with the fiscal quarter after termination of the offering, and shall be reduced by any cash distributions actually distributed to such Limited Partner or predecessor in interest); and (c) the balance, if any, 85% to the Limited Partners and 15% to the General Partners: provided, that upon dissolution of the Partnership, such balance, if any, shall be distributed to the Limited Partners and the General Partners in proportion to their respective positive account balances.

          Based on the distribution priority in the Partnership Agreement, and assuming the net proceeds of the Sale are $10,432,977, the Limited Partners will be entitled to receive $10,328,647 in cash ($344 per Unit). NAPICO and NPIA II will be entitled to receive a distribution in connection with the Sale of $104,330. The Partnership will also distribute any cash reserves remaining after winding down its operations and liquidating after the Sale. Such reserves are expected to be insignificant.

720071.8
                                      -14-

Conditions

         In addition to the consent by Majority Vote of the Limited Partners, the Purchase and Sale Agreement is expected to contain, among others, the following conditions (which may be waived by the REIT) as conditions precedent to the REIT's obligation to consummate the Sale or the acquisition of a particular Property:

         o Subject to certain exceptions, no material adverse change shall have occurred with respect to a Property;

         o The Partnership shall have delivered to the REIT any required third party consents to the Sale; and

         o The REIT shall have consummated the Private Placement, which will be conditioned upon, among other things, the transfer of a minimum number of properties to the REIT by the Casden Partnerships and third parties in connection with the REIT Transaction.

Fairness Opinion

         Stanger, an independent investment banking firm, was engaged by the Managing General Partner to conduct an analysis and to render an opinion as to whether the Purchase Price to be paid to the Partnership for the Properties in the Sale is fair, from a financial point of view, to the Limited Partners. The Managing General Partner selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of the Sale.

         Stanger has advised the Partnership that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the Purchase Price to be paid to the Partnership for the Properties in the proposed Sale is fair, from a financial point of view, to the Limited Partners. The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Exhibit A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

         Except for certain assumptions described more fully below which the Partnership advised Stanger that it would be reasonable to make, the Partnership imposed no conditions or limitations on the scope of Stanger's investigation or the methods and procedures to be followed in rendering the Fairness Opinion. See "-- Fairness Opinion -- Assumptions, Limitations and Qualifications." The Partnership has agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

         Experience. Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over 70 companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

         Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.


720071.8
                                      -15-

          Summary of Materials Considered. In the course of Stanger's analysis to render its opinion, Stanger reviewed: (i) drafts of this Consent Solicitation Statement in substantially the form which will be distributed to Limited Partners; (ii) the Partnership's annual reports on Form 10-K for the years ended December 31, 1995, 1996 and 1997 and the Partnership's quarterly report on Form 10-Q for the period ended March 31, 1998, which reports the Partnership's management has indicated to be the most current available financial statements;
(iii) descriptive information concerning the Properties provided by management, including location, number of units and unit mix, age, and amenities; (iv) summary historical operating statements for the Properties for the years ended December 31, 1995, 1996 and 1997 and, as available, year-to-date through May 1998; (v) operating budgets for the Properties for 1998, as prepared by the Managing General Partner; (vi) information regarding market rental rates and conditions for apartment properties in the general market area of the Properties and other information relating to acquisition criteria for apartment properties;
(vii) the February 1998 Property appraisals; (viii) a schedule of projected capital expenditures and deferred maintenance for the Properties as prepared by the Managing General Partner; and (ix) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

         In addition, Stanger discussed with management of the Partnership and the Managing General Partner the market conditions for apartment properties, conditions in the market for sales/acquisitions of properties similar to those owned by the Partnership, historical, current and projected operations and performance of the Properties, the physical condition of the Properties including any deferred maintenance, and other factors influencing value of the Properties. Stanger also performed site inspections of the Properties, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to the Properties.

         Summary of Reviews. The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Consent Solicitation Statement is qualified in its entirety by reference to the full text of such opinion.

         In preparing its Fairness Opinion, Stanger performed site inspections of the Properties during December 1997. In the course of the site visits, the physical facilities of the Properties were observed, current rental and occupancy information for the Properties were obtained, current local market conditions were reviewed, a sample of similar properties were identified, and local property management personnel were interviewed concerning the Properties and local market conditions. Stanger also reviewed and relied upon information provided by the Partnership and the Managing General Partner, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix; and information relating to any required capital expenditures and any deferred maintenance.

         Stanger also reviewed historical operating statements for the Properties for 1995, 1996, 1997 and, as available, year-to-date through May
1998, the operating budget for 1998 for each Property, as prepared by the Managing General Partner and discussed with management the current and anticipated operating results of the Properties.

         In addition, Stanger interviewed management personnel of the Partnership. Such interviews included discussions of conditions in the local market, economic and development trends affecting the Properties, historical and budgeted operating revenues and expenses and occupancies and the physical condition of the Properties (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, and expectations of management regarding the impact of various regulatory factors and proposed changes on the operating results of the Properties.

         Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by the Partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

         Summary of Analysis. Based in part on the above reviews, Stanger then performed a discounted cash flow analysis (a "DCF Analysis") of the Properties. The DCF Analysis involved the following steps.


720071.8
                                      -16-

         During its site visits to each Property, Stanger conducted local market research, including the identification and assessment of relative quality (e.g., condition, location amenities, etc.) of similar multi-family properties in the competitive market area of each Property and the collection of rental rate information for various apartment unit sizes (e.g., efficiency, one-bedroom, two-bedroom, etc.) for such Properties. In addition, Stanger reviewed information provided by the Managing General Partner and management of the Properties concerning the terms of the HUD rental rate restrictions and the rental rates allowed for each type of apartment for the single Property subject to such HUD rental rate restrictions.

         Utilizing the above information, Stanger determined the gross potential rent for each Property based on the number and type of apartment units in each Property and the estimated market rental rates the Property would likely obtain based on review of the rates charged at similar properties in the local market and considering the current HUD rental rate restrictions at the one Property subject to such restrictions.

         Stanger also reviewed historical and budgeted gross income and income from ancillary sources for each Property in the portfolio in light of market trends and competitive conditions in each Property's local market. Stanger also reviewed summary information concerning occupancy rates for each of the Properties.

         After assessing the above factors, Stanger estimated each Property's effective gross income based upon estimated gross potential rent and estimates of ancillary income and occupancy. Expenses were estimated based on historical and budgeted operating expenses, discussions with management, and certain industry expense information. Estimated property operating expenses, including recurring replacement reserves, were then deducted from effective gross income to arrive at each Property's estimated net operating income. Expenses relating solely to investor reporting and other expenses not related to the properties were excluded from the analysis.

         Stanger then discounted to present value the estimated cash flows from the continued operation of each of the Properties during a holding period equal to ten years. Income and expense escalators utilized in the analysis were based on parameters cited by investors, owners and managers of similar properties, market factors, and historical and budgeted results for each Property. Effective rental income escalators generally ranged from approximately 3.0% to 3.8% per year during the holding period. Effective expense escalators generally ranged from approximately 2.8% to 3.0% per year.

         As part of its DCF Analysis, Stanger then estimated the residual values of the Properties by utilizing a direct capitalization technique. The estimated net operating income after replacement reserves in the eleventh year of operations was capitalized utilizing terminal capitalization rates ranging from 10.0% to 11.0% and the resulting value was reduced by estimated sales costs of 3%.

         The resulting annual cash flows and the residual value, after deduction of estimated costs of sale, for each Property were then discounted to present value assuming the Properties were free-and-clear of mortgage debt utilizing discount rates ranging from 11.25% to 12.25%. The Managing General Partner's estimate of deferred maintenance of $3,009,000 was then deducted from the resulting present value of the Properties.

         Stanger observed that the range of estimated value of the portfolio of Properties resulting from the above-referenced analysis was $22,850,000 to $24,680,000 and that the Purchase Price of $24,876,300 was above this range of value.

         Stanger concluded that the range of estimated value of the portfolio of Properties resulting from the DCF Analysis supported its opinion as to the fairness of the Purchase Price from a financial point of view.

         Due to the uncertainty in establishing many of the values cited above, Stanger established a range of estimated values. The estimated values are based in part on information provided to Stanger in the context of rendering the fairness opinion, and there can be no assurance that the same conditions analyzed by Stanger in arriving at the estimates cited herein would exist at the time of consummation of the Sale. In addition, the estimated values cited above are based on a variety of assumptions that relate, among other things, to (i) each Property's revenues, expenses, and cash flow; (ii) the capitalization rates that would be used by prospective buyers; (iii) ranges of residual

720071.8
                                      -17-
values of the Properties; (iv) selling costs; and (v) appropriate discount rates to apply to estimated cash flows and residual values in computing the discounted present value of such cash flows and residual values. Actual results may vary from those utilized in the above analysis based on numerous factors, including interest rate fluctuations, changes in capitalization rates used by prospective purchasers, tax law changes, supply/demand conditions for similar properties, changes in the availability of capital, changes in the regulations or HUD's interpretations of existing and/or new regulations relating to the single Property currently operating under HUD rental rate restrictions.

         Stanger also reviewed the most recent Property appraisals conducted by an independent third party. Stanger observed that the appraised value of the Properties of $27,200,000 explicitly excluded reductions in value related to capital expenditure requirements to cure deferred maintenance at the Properties. Stanger further observed that the Properties are being sold to the REIT in an "as is" condition, and that after deduction of the estimated cost of $3,009,000 for such required capital expenditures, as determined through engineering studies conducted by the Managing General Partner, the adjusted appraised value was $24,190,000, an amount below the Purchase Price of the Properties.

         Conclusions. Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the Purchase Price to be paid to the Partnership for the Properties is fair to the Limited Partners from a financial point of view.

         Assumptions, Limitations and Qualifications. In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Consent Solicitation Statement or that were provided, made available, or otherwise communicated to Stanger by the Partnership, the Managing General Partner and/or its affiliates, or the management of the Properties. Stanger has not performed an independent appraisal, structural or engineering study or environmental study of the assets and liabilities of the Partnership. Stanger relied upon the representations of the Managing General Partner and its affiliates, and the management of the Properties concerning, among other things, any environmental liabilities and deferred maintenance and estimated capital expenditure and replacement reserve requirements. Stanger also relied upon the assurance of the Partnership, Casden, the Managing General Partner and its affiliates, and the management of the Properties that any financial statements, budgets, capital expenditures and deferred maintenance estimates, mortgage debt, value estimates and other information contained in this Consent Solicitation Statement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that the Partnership, Casden, the Managing General Partner and its affiliates, the management of the Properties are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading in any material respect; and that the highest and best use of the Properties is as improved.

         Stanger was not requested to, and therefore did not: (i) select the method of determining the Purchase Price offered in connection with the Sale;
(ii) make any recommendation to the Partnership or its partners with respect to whether to approve or reject the proposed Sale; or (iii) express any opinion as to (a) the tax consequences of the proposed Sale to the Limited Partners, (b) the terms of the Partnership Agreement, or the fairness of proposed Amendment to the Partnership Agreement, or the terms of any agreements or contracts between the Partnership, Casden and any affiliates of the Managing General Partner, (c) the Managing General Partner's business decision to effect the proposed Sale,
(d) any adjustments made by the Managing General Partner to the Purchase Price to determine the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Managing General Partner's estimate of the value of current and projected net working capital balances and cash and reserve accounts (including debt service and mortgage escrow amounts and operating and replacement reserves and the income therefrom of the Partnership, and other expenses and fees associated with the Sale, or (e) alternatives to the proposed Sale.

         Stanger is not expressing any opinion as to the fairness of any terms of the proposed Sale other than the Purchase Price of the Properties paid to the Partnership. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the proposed Sale in the

720071.8
                                      -18-
context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed Sale of the Properties to the REIT could affect the Properties or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

         In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the analysis set forth in Exhibit A.

         Compensation and Material Relationships. Stanger has been retained by the Managing General Partner and its affiliates to provide fairness opinions to the Partnership and the other Casden Partnerships included in the REIT Transaction. Stanger will be paid an aggregate fee by the Casden Partnerships of up to approximately $455,000, plus $4,100 per property reviewed. The portion of the fee allocable to the Partnership is approximately $55,500, plus $4,100 per Property, or an aggregate of approximately $76,000. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making site visits and preparing the Fairness Opinion, subject to an aggregate maximum of up to approximately $1,000, plus $600 per Property, and is entitled to indemnification against certain liabilities, including certain liabilities under federal securities laws. Stanger has not been engaged to and has not provided services, and will not participate or otherwise be involved in the REIT private placement. In addition, Stanger has not been approached or engaged to provide any services in connection with a future public offering by the REIT. No portion of Stanger's fee is contingent upon consummation of the Sale or completion of the REIT Transaction.

Alternatives to the Sale

         The following is a brief discussion of alternatives to the Sale considered by the Managing General Partner and the possible benefits and disadvantages of such alternatives:

         Continuation of the Partnership. One alternative considered by the Managing General Partner was the continuation of the Partnership in accordance with its existing business plan and its Partnership Agreement. The Partnership realized cash flow of $600,000 in 1997 that was available for distribution to the Limited Partners. The Managing General Partner believes that the net proceeds from the Sale will exceed the benefits from distributions from cash flow and continued ownership of the Properties. Limited Partners realized an aggregate of approximately $24 in current passive activity rental losses for 1997. Depreciation deductions that are primarily responsible for generating losses realized by the Limited Partners should continue to decline until the end of the depreciable lives of the Properties, when taxable income to Limited Partners will exceed cash distributions. Federal depreciation for all of the Properties will cease to be available within one to six years.

         In addition, continuation of the Partnership would require the Partnership to incur significant capital expenditures relating to repairs and deferred maintenance which are required to preserve the Properties' competitive position in their respective markets. Such capital expenditures are estimated to total $3,009,000 based on engineering studies conducted by the Managing General Partner. The payment of such costs would adversely affect the Partnership's ability to make future cash distributions from operations until such costs were fully funded.

         Marketing  the  Properties  for Sale to  Third  Parties.  The  Managing
General Partner also considered marketing the Properties to third parties. However, the Managing General Partner does not believe that such alternative would be in the best interests of the Limited Partners, because the Managing General Partner believes that such a sale would not result in a net purchase price for the Properties as high as the Purchase Price offered in connection with the Sale. A sale of the Properties to an unaffiliated third party would likely result in brokerage commissions and closing costs as high as $500,000.

         While the Managing General Partner has not consulted any real estate brokers or other real estate professionals concerning potential purchasers for the Properties, based upon the Managing General Partner's experience and familiarity with the market for multi-family residential housing, the Managing General Partner does not believe that the Properties are likely to be sold at a purchase price as high as the Purchase Price. The Managing General Partner believes that any transaction with a potential purchaser would be time consuming, difficult to

720071.8
                                      -19-
consummate and unlikely to result in a purchase price higher than the Purchase Price. However, there can be no assurance that a higher purchase price would not be received if the Properties were actively marketed. Although the most recent appraised value of the Properties exceeds the Purchase Price by approximately $2.3 million, the appraisals specifically state that they did not take into consideration any deferred maintenance requirements at the Properties. Furthermore, the appraisals were prepared assuming that immediate capital expenditures needed at the Properties, as identified to the appraiser, had been completed. Recent engineering studies of the Properties performed by the Managing General Partner indicate that the Properties require immediate capital expenditures of approximately $3,009,000 in connection with required roof repairs, exterior painting and wall repairs, HVAC replacements, repairs relating to earthquake damage and other repairs needed to maintain the Properties' competitive position in their respective markets. The Managing General Partner believes that such immediate capital expenditures would be reflected in any third-party offers for the Properties. When the Properties' deferred maintenance requirements of $3,009,000 are taken into account, the Purchase Price exceeds the appraised value of the Properties by approximately $700,000.

          Rollup. The Managing General Partner considered combining the Casden Partnerships into a new corporation that would qualify as a REIT entity. As a result of such a transaction, the Limited Partners would have received shares of stock in the REIT (or partnership interests convertible into REIT shares), which would have been listed on a national stock exchange. Such a transaction would be expected to (a) provide investors in the new entity with the opportunity to liquidate their investment through the sale of the shares received in the transaction, (b) permit distribution to investors of a simpler federal income tax Form 1099-DIV (rather than Schedule K-1), and (c) provide investors with the potential for receiving securities with a greater value than the proceeds they will receive as a result of the Sale. Furthermore, such an entity would provide increased asset diversification and, due to its size, improved access to capital markets.

         The Managing General Partner believes, however, that such a transaction would have significant disadvantages. As a result of new legislation and regulations, it believes that obtaining the necessary regulatory approvals for a rollup would be very difficult, expensive and time-consuming. The Managing General Partner was not confident that a rollup transaction could be completed within a reasonably practical time period. Furthermore, the Managing General Partner believes that there could be significant selling pressure on the securities issued in connection with a rollup and that such selling pressure might cause the price of the stock of the rollup entity to decline following completion of the rollup transaction.

         Another disadvantage of a rollup transaction is that the transaction would cause the Limited Partners to incur a tax on the gain reflected in the value of the stock of the new entity. The Managing General Partner determined that Limited Partners would not be able to defer taxation through the use of an UPREIT structure due to difficulties likely to be experienced in obtaining approval from various states for the distribution of operating partnership interests. Unless a Limited Partner sold all or a portion of the securities received in the transaction, such Limited Partner would have no additional cash with which to pay the taxes which would result from the completion of a rollup transaction. The need for cash to pay the taxes on the transaction could cause downward pressure on the price of the stock. In addition, a Limited Partner would incur brokerage commissions on the sale of any securities received in a rollup transaction, thereby reducing the net proceeds received in the transaction.

         Reorganization into a REIT. The Managing General Partner considered the advisability of reorganizing the Partnership as a corporation treated as a real estate investment trust. If approved, such a transaction would have provided some advantages to the Limited Partners. Such a reorganization would be expected to (a) provide investors in the reorganized entity with liquidity, (b) permit distribution to investors of a simpler federal income tax form 1099- DIV (compared to Schedule K-1), and (c) potentially be formed tax free to the Limited Partners. The Managing General Partner was advised that the reorganization of the Partnership into a REIT has a number of significant disadvantages. For example, the small size of the reorganized Partnership, the lack of diversification, the degree of debt relative to equity, and the absence of internalized, integrated management would result in limited markets for the shares of the newly formed real estate investment trust. As a result, the Managing General Partner was advised that it would be unlikely that the real estate investment trust shares would perform well in the market. In addition, the Managing General Partner believes that the size of the resulting real estate investment trust would not enable it to access the capital markets on an advantageous basis.


720071.8
                                      -20-

Recommendation of the Managing General Partner; Fairness

         The recommendation of the Managing General Partner in favor of the Sale is based upon its belief that the Sale is fair to the Limited Partners for, among others, the following reasons: (a) its belief that the terms and conditions of the Sale, including the Purchase Price, are fair to the Limited Partners of the Partnership; (b) its belief that the alternatives available to the Partnership are not as attractive to the Limited Partners as the Sale; (c) its belief that now may be an opportune time for the Partnership to sell the Properties, given current conditions in the real estate and capital markets; and
(d) its belief that the Purchase Price represents a higher amount than a third party would offer the Partnership for the Properties.

         The Purchase Price of $24,876,300 was determined by the Managing General Partner in light of (i) the average of the net aggregate operating income of the Properties for 1996 and 1997, less recurring replacement reserves (subject to certain adjustments by the Managing General Partner); (ii) the most recent appraisals of the Properties; and (iii) the estimated deferred maintenance expenditures applicable to the Properties as determined by engineering studies conducted by the Managing General Partner. The Managing General Partner believes that the Purchase Price is fair and reasonable and exceeds the price that the Partnership would likely receive if the Properties were to be sold to a third party or parties. Due to changes in the tax laws pursuant to which losses of the Partnership are treated as passive losses and can only be deducted against passive income, most Limited Partners are not realizing material tax benefits from continuing to own their limited partnership interests.

         The following table sets forth certain measures of value and permits a comparison of these measures against the amount each Limited Partner would receive per Unit from the Sale and subsequent liquidation of the Partnership:



     Amount to be
    Received from                Secondary Market Prices(2)
       Sale and               -------------------------------
    Liquidation(1)               High                  Low
---------------------         ---------              --------

       $ 344.00               $ 287.04               $ 140.50

---------------------

(1) This amount is an estimate of the total amount expected to be distributed per Unit to Limited Partners as a result of the liquidation of the Partnership after the Sale. This amount includes the proceeds of the Sale plus cash available for distribution. This amount will be distributed in one or a series of distributions.

(2) Based on the high and low value of Unit sales made during the twelve months ending December 31, 1997, as compiled by NAPICO. NAPICO's methodology for compiling trade prices is as follows: Trade price information reflects per Unit transaction prices for trades involving the purchase of Units by third-party investors during the applicable period. Firms supplying trade price data are instructed to provide information only on those transactions whereby third-party investors acquired Units from or through such firms. Due to commission and mark-ups, sellers of Units typically receive less than the amounts paid for Units by buyers as set forth in the table.

         Secondary and Market Prices for Units. The information in the table above under the heading "Secondary Market Prices" shows the highest and lowest Unit sale prices as reported to NAPICO by certain secondary market firms involved in sales of the Units over the twelve-month period ended December 31, 1997. When gathering such data, NAPICO requests that the recorded prices per Unit include any mark-ups for Units sold by the firms acting as principals in the secondary market transactions and include any commissions charged by them for facilitating the transactions, unless the firms acted as retail brokers.

         No established market for the Units was ever expected to develop and the secondary market transactions for the Units have been limited and sporadic. It is not known to what extent the transactions in the secondary market are between buyers and willing sellers, each having access to relevant information regarding the financial affairs of

720071.8
                                      -21-
the Partnerships, expected value of their assets, and their prospects for the future. Many transactions in the secondary market are believed to be distressed sales where sellers are highly motivated to dispose of the Units and willing to accept substantial discounts from what might otherwise be regarded as the fair value of the interest being sold, to facilitate the sales. Secondary market prices generally do not reflect the net asset value of the Partnerships' assets, nor are they indicative of total return, because distributions received by original investors are not reflected in such price. Nonetheless, notwithstanding these qualifications, the secondary market prices, to the extent that the reported data are reliable, are indicative of the prices at which the Units trade in the illiquid secondary markets.

         On May 15, 1998, the Limited Partners received an offer from Peachtree Partners to purchase up to four and nine-tenths percent (4.9%) of the outstanding Units at a purchase price of three hundred and fifty dollars ($350.00) per Unit.

         The Managing General Partner did not give any specific weight to any one of the foregoing factors but viewed them in the aggregate in supporting its fairness determination. The Managing General Partner recommend that the Sale be approved by the Limited Partners. Limited Partners should note, however, that the Managing General Partner's recommendation is subject to inherent conflicts of interest. See "CONFLICTS OF INTEREST."


IV.  AMENDMENT TO THE PARTNERSHIP AGREEMENT

         An amendment to the Partnership Agreement is necessary in connection with the consummation of the Sale. The Partnership Agreement currently prohibits a sale of any of the Properties to the General Partners or their affiliates. Accordingly, consent of the Limited Partners is being sought for an amendment to the Partnership Agreement that eliminates such prohibition.

         The consent of Limited Partners holding a majority-in-interest of the outstanding Units is required in order to amend the Partnership Agreement.


V.  CONFLICTS OF INTEREST

General

         Due to the key role of affiliates of the Managing General Partner in the organization of the REIT, and the relationships among the Managing General Partner, the Casden Partnerships, Casden and Casden's directors and officers, the Managing General Partner has certain conflicts of interest in recommending the Sale to the Limited Partners. Some important conflicts are:

         1. The terms of the Sale were established by the REIT and the Managing General Partner, which are related parties. Accordingly, the terms and conditions of the proposed Sale were not determined through arm's-length negotiations. There can be no assurance that arm's-length negotiations would not have resulted in terms more favorable to the Limited Partners.

         2. Although the Managing General Partner is accountable to the Partnership and the Limited Partners as a fiduciary and is obligated to exercise good faith and fair dealing toward other members of the Partnership, and although Stanger provided an independent opinion with respect to the fairness of the Purchase Price utilized in connection with determining the Purchase Price, no independent financial or legal advisors were engaged to determine the Purchase Price or to represent the interests of the Limited Partners. There can be no assurance that the involvement of financial or legal advisors, or other third parties, on behalf of the Limited Partners would not have resulted in a higher Purchase Price or terms more favorable to the Limited Partners.

         3. If the REIT Transaction is consummated, affiliates of the Managing General Partner will receive substantial interests in the REIT in exchange for the contribution of real property assets and the property management operations of Casden, including direct or indirect interests in the Managing General
Partner.   The  Managing  General


720071.8
                                      -22-

Partner anticipates that it will receive significant economic benefits as a result of receiving interests in the REIT. Such interests in the REIT are likely to enjoy greater liquidity than the Managing General Partner's current interests in the Partnership if the REIT successfully completes an initial public offering following its initial formation as a private REIT. Unlike Casden and its affiliates, the Limited Partners will not have the right to participate in the REIT. It is anticipated that approximately 45% of the equity securities of the REIT will be held by Casden and its affiliates following the Private Placement, based on the terms of the Private Placement as currently contemplated.

          4. It is anticipated that the return from the interests in the REIT to be received by the Managing General Partner and its affiliates in connection with the REIT Transaction will exceed the return such persons currently receive from the real estate assets and business such persons will contribute or sell to the REIT. The implied value of the REIT's securities (based on the pricing of the REIT's securities in the Private Placement and in contemplated subsequent public offerings, if consummated) that will be attributed to the other assets being contributed to the REIT may exceed the Purchase Price paid by the REIT for such interest in the Properties because of (i) the combination of real estate assets and businesses and the resultant opportunities for enhanced access to equity capital and financing alternatives that are likely to be available to the REIT; (ii) the expected liquidity of the REIT's capital stock; (iii) the current favorable public market valuation of real estate investment trusts; (iv) the inclusion of certain real estate business and management companies owned by affiliates of Casden in the REIT; and (v) the greater asset diversification of the REIT, and other factors. Such realization of excess value is dependent on economic, interest rate and real estate market trends, as well as market conditions at the time of the formation of the REIT and the Private Placement (and subsequent public offering) of its securities and, if realized, will likely provide affiliates of the Managing General Partner with significant economic benefits.

         5. Substantially all of the officers and employees of Casden and its affiliates will be employed as officers and employees of the REIT or its subsidiaries. For their services as officers, directors or employees of the REIT or its subsidiaries, such persons will be paid a salary and may be eligible to participate in the REIT's bonus plan, option plan and other employee benefit plans. In addition, through the REIT Transaction, the REIT will ensure continuity of the business established by the Managing General Partner and its affiliates. The Properties, if acquired by the REIT, will continue to be managed by the REIT's officers and employees for as long as the REIT continues to own the Properties. In addition, unlike the Partnership, the REIT will have the ability to reinvest proceeds from any future sale of the Properties. The REIT will therefore afford ongoing employment opportunities for those persons currently employed to assist with the administration and day-to-day operations of the Properties and the REIT.

Fiduciary Responsibility

         The Managing General Partner is accountable to the Partnership and the Limited Partners as a fiduciary and consequently is obligated to exercise good faith and fair dealing toward other members of the Partnership. The Partnership Agreement provides that the Managing General Partner and its officers, directors, employees, agents, affiliates, subsidiaries and assigns are entitled to be indemnified for any claim, loss, expense, liability, action or damage resulting from any act or omission performed or omitted by it pursuant to the Partnership Agreement, but the Managing General Partner is not entitled to be indemnified or held harmless for any act or omission constituting fraud, negligence, breach of fiduciary duty or willful misconduct. In addition, pursuant to the Partnership Agreement, the Managing General Partner has no liability or obligation to the other partners or the Partnership for any decision made or action taken in connection with the discharge of its duties under the Partnership Agreement, if such decision or action was made or taken in good faith.

         If a claim is made against the Managing General Partner in connection with its actions on behalf of the Partnership with respect to the Sale, the Managing General Partner expects that it will seek to be indemnified by the Partnership with respect to such claim. Any expenses (including legal fees) incurred by the Managing General Partner in defending such claim shall be advanced by the Partnership prior to the final disposition of such claim, subject to the receipt by the Partnership of an undertaking by the Managing
General Partner to repay any amounts advanced if it is determined that the Managing General Partner's actions constituted fraud, bad faith, gross negligence, or failure to comply with any representation, condition or agreement contained in the Partnership Agreement. As a result of these indemnification rights, a Limited Partner's remedy with respect to claims against


720071.8
                                      -23-
the Managing General Partners relating to the Managing General Partner's involvement in the sale of the Partnership's interest in the Properties to the REIT could be more limited than the remedy which would have been available absent the existence of these rights in the Partnership Agreement. A successful claim for indemnification, including the expenses of defending a claim made, would reduce the Partnership's assets by the amount paid.


VI.  SELECTED FINANCIAL INFORMATION

         The following table sets forth selected historical financial and operating data of the Partnership for the fiscal years ended December 31, 1997, 1996, 1995, 1994, 1993 and for the three months ended March 31, 1998. The following information should be read in conjunction with the Partnership's Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are attached hereto as Annexes B and C, respectively.

         The selected historical financial and operating data of the Partnership for the three-month periods ended March 31, 1998 and March 31, 1997 are derived from unaudited consolidated financial statements of the Partnership which, in the opinion of the Managing General Partner, include all adjustments (consisting only of normal recurring items unless otherwise disclosed) necessary for a fair presentation of the Partnership's financial position and results of operations. The results set forth for the three-month periods ended March 31, 1998 and March 31, 1997 are not necessarily indicative of results to be expected for a full year.



                                                                                                   Three Months Ended
                                                  Year Ended December 31,                              March 31,
                              ----------------------------------------------------------------  ------------------------
                                 1997         1996         1995          1994         1993         1998         1997
                              -----------  -----------  -----------   -----------  -----------  -----------  -----------

Partnership Operations
Interest Income............. $    105,777       89,711       49,476        37,710       12,779       14,134       64,180
Operating Partnership
  Expenses..................      355,249      158,460      185,584       226,208      353,825        8,055       55,188
                              -----------  -----------  -----------   -----------  -----------  -----------  -----------
Loss From Operations........    (249,472)     (68,749)    (136,108)     (188,498)    (341,046)        6,079        8,992
                              -----------  -----------  -----------   -----------  -----------  -----------  -----------

Rental Operations
Revenues....................    4,925,227    4,935,895    5,486,329     5,678,656    5,463,671    1,234,840    1,218,634
Expenses....................    4,921,727    4,942,160    5,675,071     6,514,923    5,402,010    1,368,898    1,149,603
                              -----------  -----------  -----------   -----------  -----------    ---------    ---------
Income (Loss) from Rental
  Operations................        3,500      (6,265)    (188,742)     (836,267)       61,661     (134,058)      69,031
                              -----------   ----------   ----------    ----------   ----------   -----------   ---------
Gain on Foreclosure of
  Rental Property...........           --      259,088           --            --           --           --           --
                              -----------  -----------  -----------   -----------  -----------  -----------  -----------
Net Income (Loss) ..........  $  (245,972)     184,074    (324,850)   (1,024,765)    (279,385)    (127,979)       78,023
                              ===========  ===========  ===========   ===========  ===========  ===========  ===========

Net Income allocated
  to Limited Partners....... $  (243,512)      182,234    (321,601)   (1,014,517)    (276,591)    (126,699)       77,243
                              ===========  ===========  ===========   ===========  ===========  ===========  ===========

Net Income (Loss) per
  Limited Partnership
  Interest.................. $      (8)            6         (11)          (34)          (9)          (4)            3
                              ===========  ===========  ===========   ===========  ===========  ===========  ===========

Total assets................ $ 20,791,123   22,049,995   26,365,792    26,668,029   27,182,103   20,456,283   21,080,339
                              ===========  ===========  ===========   ===========  ===========  ===========  ===========

Partners' Equity............ $  4,562,631    6,309,459    6,425,385     6,750,235    8,225,000    4,284,652    5,403,294
Limited Partners' Equity.... $  6,184,431    7,027,943    7,145,709     7,467,310    8,931,827    5,907,732    6,955,186
                              ===========  ===========  ===========   ===========  ===========  ===========  ===========
Limited Partners' Equity
  per Limited Partnership
  interest.................. $        206          234          238           249          298          197          232
                              ===========  ===========  ===========   ===========  ===========  ===========  ===========



720071.8
                                      -24-

VII. FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the material tax consequences relating to the proposed Sale and the distribution of approximately $344 per Unit to the Limited Partners. However, each Limited Partner is urged to consult his, her or its own tax advisor for a more detailed explanation of the specific tax consequences to such Limited Partner from the Sale.

          Upon consummation of the Sale, and subject to the passive activity rules described below, each Limited Partner will recognize his, her or its share of the taxable gain of the Partnership to the extent that the sum of (i) the cash, plus (ii) the fair market value of any property received by the Partnership on the Sale plus (iii) the outstanding principal amount of the Partnership's nonrecourse indebtedness, exceeds the Partnership's adjusted basis for the Properties. Gain realized by the Partnership on the Sale will generally be a Section 1231 gain (i.e., long-term capital gain, except for the portion thereof which is taxable as ordinary income due to depreciation recapture). A Partner's share of gains and losses from Section 1231 transactions from all sources would be netted and would be taxed as capital gains or constitute ordinary losses, as the case may be. A net Section 1231 gain for a taxable year will be treated as capital gain only to the extent such gain exceeds the net
Section 1231 losses for the five most recent prior taxable years not previously recaptured. Any gain attributable to a Limited Partner's share of depreciation recapture will be taxed at ordinary income rates.

         The taxable income realized by each Limited Partner by reason of the Sale should be characterized as income from a "passive activity" and may be offset by a Limited Partner's available "passive activity losses" (including suspended losses). Under the Tax Reform Act of 1986 (the "1986 Act") losses from passive activities may only be offset against income from passive activities or may be deducted in full when the taxpayer disposes of the passive activity from which the loss arose. However, pursuant to a transitional rule contained in the 1986 Act, a certain percentage of losses from a passive activity which was held by the taxpayer on the date of the enactment of the 1986 Act (i.e., October 22, 1986) and at all times thereafter was permitted to offset any type of income during the years 1987 through 1990.

          It is estimated that as a consequence of the Sale, each Limited Partner will have taxable income equal to approximately $344 per Unit, of which $328 will constitute long-term capital gain and the remaining portion of $16 will be ordinary income due to recapture of accelerated depreciation. The income tax consequences of the Sale to any Limited Partner depends in large part upon the amount of losses that were allocated to such Limited Partner by the Partnership and the amount of such losses which were applied by such Limited Partner to offset his or her taxable income. If a Limited Partner has not utilized any of the passive activity losses allocated to such Limited Partner in excess of those amounts permitted under the transitional rule relief described above, the Limited Partner will have a net federal and state tax benefit of approximately $27 per Unit. Because passive losses are only deductible against passive income after 1986 (subject to certain transitional rules), the Managing General Partner does not have any basis for determining the amount of such passive losses which have previously been utilized by Limited Partners. The anticipated cash distribution of approximately $344 per Unit would be sufficient to pay the federal and state tax liability arising from the Sale. The cash distribution would be in addition to a net tax benefit of $27 per Unit, assuming a federal capital gains rate of 25%, the current capital gains rate for the portion of net Section 1231 gain attributable to unrecaptured section 1250 gain and assuming an effective state tax rate of 5%, and that Limited Partners have suspended passive losses of $297 per Unit from the Partnership (which is the amount of passive losses that a Limited Partner would have it had it not utilized any of its passive losses (except to the extent permitted under the transitional rule)). The net tax was calculated by deducting from the tax payable on the gain from the sale (calculated at a federal tax rate of 25% since all of the income is attributable to depreciation not recaptured as ordinary income and taxed at capital gains rates) the tax benefit resulting from the ability to deduct the suspended passive losses against ordinary income (which is permitted following disposition of the passive activity) assuming that the Limited Partner has sufficient ordinary income which would otherwise have been taxed at the 39.6% marginal tax rate for federal income tax purposes to fully utilize such losses at such rate, and assuming a state income tax rate of 5%. In addition to assuming federal income tax rates, the calculation of income tax liability of a Limited Partner assumes that such Limited Partner has no net
Section 1231 losses for the five most recent prior taxable years. If this latter assumption is not applicable to a Limited Partner, the income tax liability of such Limited Partner could increase because certain income would be taxed at ordinary, instead of capital gains tax rates. Limited Partners are



720071.8
                                      -25-
advised to consult with their own tax advisors for specific application of the tax rules where the above-described assumption is not applicable. The foregoing does not take into consideration the effect of any local tax liabilities that may be applicable to the Sale.

          The Managing General Partner believes that there were reasonable bases for the foregoing assumptions. In light of the suitability standards that Limited Partners met at the time of their original investment in the Partnership and the types of investors who would have invested in an investment primarily intended to provide tax benefits, the Managing General Partner assumed for purposes of calculating the tax liabilities resulting from the proposed Sale that each Limited Partner will have taxable income in excess of $155,950 (which is the income level at which married taxpayers filing joint returns effectively become subject to a 39.6% marginal rate) in 1998. While the financial circumstances of the Limited Partners may vary considerably, the Managing General Partner believes it is reasonable to assume that the majority of the current Limited Partners will be in the highest federal tax bracket in 1998. The Managing General Partner believes that while state tax rates vary from state-to-state, the effective average state tax rate for individuals who itemize deductions is approximately 5%. The Managing General Partner calculated the tax benefit from the suspended passive losses at 44.6% (39.6% federal rate plus a 5% effective state rate).

         To the extent that a Limited Partner was able to utilize more passive activity losses than were available under the transitional rules (e.g., because such Limited Partner had passive income from other sources) to offset his, her or its taxable income, the estimated federal income tax liability of such Limited Partner would substantially increase. Thus, for example, if a Limited Partner had no suspended passive activity losses to carry forward, it is estimated that such Limited Partner would have a federal and state income tax liability equal to approximately $106 per Unit. In addition, to the extent that a Limited Partner does not have sufficient ordinary income taxed at a 39.6% marginal rate to fully utilize the suspended passive losses against such income, the Limited Partner's net tax benefits from the Sale would be reduced and the Limited Partner is likely to receive a lower net cash distribution.

         BECAUSE IT IS IMPOSSIBLE TO KNOW THE AMOUNT OF LOSSES ANY LIMITED PARTNER HAS APPLIED TO OFFSET HIS, HER OR ITS TAXABLE INCOME, THE GENERAL PARTNERS CANNOT ESTIMATE THE INCOME TAX LIABILITY OF EACH LIMITED PARTNER ARISING FROM THE SALE, THEREFORE, EACH LIMITED PARTNER SHOULD CONSULT HIS, HER OR ITS TAX ADVISOR CONCERNING THE INCOME TAX CONSEQUENCES OF CONSENTING TO THE SALE WITH RESPECT TO SUCH LIMITED PARTNER'S OWN TAX SITUATION.


VIII.  LEGAL PROCEEDINGS

         On  June  25,  1997,  the  Securities  and  Exchange   Commission  (the
"Commission") entered into a consent decree with NAPICO, three members of NAPICO's senior management and three affiliated entities (collectively, the "NAPICO Affiliates") in connection with their alleged roles in two separate series of securities laws violations. In connection therewith, certain NAPICO Affiliates agreed to cease and desist from committing or causing securities law violations. In addition, National Partnership Equities, Inc. ("NPEI"), a brokerage firm affiliated with NAPICO, agreed to undergo a review of certain of its policies and procedures and pay a $100,000 penalty. The NAPICO Affiliates consented to the above sanctions and relief without admitting or denying the Commission's findings.

         The two series of securities law violations relate to the NAPICO Affiliates' (i) satisfying the minimum offering threshold of a "part or none" private placement by utilizing a subscription from a non-bona fide investor and failing to disclose such violation in subsequent offering materials for such private placement and (ii) failing to disclose in the periodic reports for another of its programs the fact that such program's cash was used to pay the expenses of properties not owned by such program that were managed by an affiliate and failing to maintain adequate internal controls to detect such violations.



720071.8
                                      -26-

IX.  LIMITED PARTNERS CONSENT PROCEDURE

Distribution of Solicitation Materials

         This Consent Solicitation Statement and the related Consent are first being mailed to Limited Partners on or about ________ __, 1998. Only Limited Partners of record on ___________, 1998 (the "Record Date") will be given notice of, and allowed to give their consent regarding, the matters addressed in this Consent Solicitation Statement.

          This Consent Solicitation Statement, together with the Consent and the letter from the Managing General Partner, constitute the Solicitation Materials to be distributed to the Limited Partners to obtain their votes for or against the Sale. The Solicitation Period is the time frame during which Limited Partners may vote for or against the Sale. The Solicitation Period will commence upon the date of delivery of this Consent Solicitation Statement and will continue until the earlier of (i) _________, 1998 or such later date as may be determined by the Managing General Partner and (ii) the date upon which the Managing General Partner determines that a Majority Vote has been obtained. At its discretion, the Managing General Partner may elect to extend the Solicitation Period. Under no circumstances will the Solicitation Period be extended beyond ______________, 1998. Any Consents delivered to the Partnership prior to the termination of the Solicitation Period will be effective provided that such Consents have been properly completed, signed and delivered.

         As permitted by the Partnership Agreement, the Partnership has not scheduled a special meeting of the Limited Partners to discuss the Solicitation Materials or the terms of the Sale.

Voting Procedures and Consents

         Limited Partners of record as of the Record Date will receive notice of, and be entitled to vote, with respect to the Sale. Consent to the Sale will also include consent to the Amendment to the Partnership Agreement that eliminates a restriction against sales of Partnership assets to affiliates of the Managing General Partner.

         The Consent included in the Solicitation Materials constitutes the ballot to be used by Limited Partners in casting their votes for or against the Sale. By marking this ballot, the Limited Partner may either vote "for," "against" or "abstain" as to the Partnership's participation in the Sale. Once a Limited Partner has voted, he may not revoke his vote unless he submits a second Consent, properly signed and completed, together with a letter indicating that this prior Consent has been revoked, and such second Consent is received by Gemisys Corporation (the "Tabulator") prior to expiration of the Solicitation Period. See "Withdrawal and Change of Election Rights" below.

         The Sale will not be completed unless it is approved by a Majority Vote. See "THE SALE-- Conditions" for a discussion of the other conditions precedent to the Sale. BECAUSE APPROVAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING UNITS OF LIMITED PARTNERSHIP INTEREST, FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE SALE.

         Any Limited Partner who returns his Consent signed but does not specify "for," "against" or "abstain" will be deemed to have voted "for" the Sale.

         All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the Consent will be determined by the Tabulators, whose determination will be final and binding. The Tabulator reserves the absolute right to reject any or all Consents that are not in proper form or the acceptance of which, in the opinion of the Managing General Partner's counsel, would be unlawful. The Tabulator also reserves the right to waive any irregularities or conditions of the Consent as to particular Units. Unless waived, any irregularities in connection with the Consents must be cured within such time as the Tabulator shall determine. The Partnership, the Managing General Partner and the Tabulator shall be under no duty to give notification of defects in such Consents or shall incur liabilities for failure to give such notification. The delivery of the Consents will not be deemed to have been made until such irregularities have been cured or waived.



720071.8
                                      -27-

Completion Instructions

         Each Limited Partner is requested to complete and execute the Consent in accordance with the instructions contained therein. For his Consent to be effective, each Limited Partner must deliver his Consent to the Tabulator at any time prior to the termination of the Solicitation Period to the Partnership at the following address:

                               Gemisys Corporation
                            7103 South Revere Parkway
                            Englewood, Colorado 80112

         A pre-addressed stamped envelope for return of the Consent has been included with the Solicitation Materials. Limited Partners may also telecopy an executed copy of this Consent to the Partnership at Tabulator at 303-705-6171. The Consents will be effective only upon actual receipt by the Partnership. The method of delivery of the Consent to the Partnership is at the election and risk of the Limited Partner, but if such delivery is by mail it is suggested that the mailing be made sufficiently in advance of _______ __, 1998 to permit delivery to the Partnership on or before such date.


Withdrawal and Change of Election Rights

         Consents may be withdrawn at any time prior to the expiration of the Solicitation Period. In addition, subsequent to submission of his Consent but prior to expiration of the Solicitation Period, a Limited Partner may change his vote in favor of or against the Sale. For a withdrawal or change in vote to be effective, a written or facsimile transmission notice of withdrawal or change in vote must be timely received by the Tabulator at its address set forth under "Completion Instructions" above and must specify the name of the person having executed the Consent to be withdrawn or vote changed and the name of the registered holder if different from that of the person who executed the Consent.

No Dissenters' Rights of Appraisal

         Under the Partnership Agreement and California law, Limited Partners do not have dissenters' rights of appraisal. If the Sale is approved by a Majority Vote, and the other conditions to consummation of the Sale are satisfied, all Limited Partners, both those voting in favor of the Sale and those not voting in favor, will be entitled to receive the resulting cash distributions.

Solicitation of Consents

         The Managing General Partner and its officers, directors and employees may assist in the solicitation of consents and in providing information to Limited Partners in connection with any questions they may have with respect to this Consent Solicitation Statement and the voting procedures. Such persons and entities will be reimbursed by the Partnership for out of pocket expenses in connection with such services. The Partnership may also engage third parties to assist with the solicitation of Consents and pay fees and reimburse the expenses of such persons.

         YOUR CONSENT IS IMPORTANT. PLEASE MARK, SIGN, AND DATE THE ENCLOSED CONSENT AND RETURN IT IN THE ENCLOSED SELF-ADDRESSED, STAMPED ENVELOPE PROMPTLY.

         If you have any questions about the consent procedure or require assistance, please contact: MacKenzie Partners, the Partnership's consent solicitation agent, toll free at 800-322-2885 or collect at 212-929-5500.



720071.8
                                      -28-

X.  IMPORTANT NOTE

         It is important that Consents be returned promptly. Limited Partners are urged to complete, sign and date the accompanying form of Consent and mail it in the enclosed envelope, which requires no postage if mailed in the United States, so that their vote may be recorded.

_________ ___, 1998



720071.8
                                      -29-

                              REAL-EQUITY PARTNERS
                             9090 WILSHIRE BOULEVARD
                         BEVERLY HILLS, CALIFORNIA 90211

            THIS CONSENT IS SOLICITED BY THE MANAGING GENERAL PARTNER
                             OF REAL-EQUITY PARTNERS

                           CONSENT OF LIMITED PARTNER



         The undersigned hereby gives written notice to REP (the "Partnership") that, with respect to the transaction by which the Partnership proposes to sell all of its real estate assets to a real estate investment trust formed by affiliates of certain general partners of the Partnership or to a subsidiary partnership of the REIT, the undersigned votes all of his, her or its units of limited partnership interest as indicated below:

         On the proposal to sell all of the interests of the Partnership in the real estate assets of the five limited partnerships in which the Partnership holds a limited partnership interest to a real estate investment trust or its affiliate to be organized by Casden Properties and to authorize the Managing General Partner to take any and all actions that may be required in connection therewith, including the execution on behalf of the Partnership of such amendments, instruments and documents as shall be necessary to reflect the transfer of the general and limited partnership interests and to authorize the Managing General Partner to sell any remaining real estate interests not transferred to such real estate investment trust or its affiliates pursuant to the proposal without further consent of the Limited Partners.

         FOR                       AGAINST                         ABSTAIN
         |_|                              |_|                              |_|

         On the proposal to approve an amendment to the Partnership Agreement that eliminates a provision prohibiting the Partnership from selling any Property to a General Partner or its affiliate.

          FOR                       AGAINST                        ABSTAIN
          |_|                              |_|                             |_|



720071.8

                                    The undersigned acknowledges receipt from the Managing General Partner of the Consent Solicitation Statement dated _________ __, 1998.

Dated:  _____________, 199_              _______________________________
                                                Signature
                                                -------------------------------
                                                Print Name
                                                -------------------------------
                                                Signature (if held jointly)
                                                -------------------------------
                                                Print Name
                                                -------------------------------
                                                Title

                                    Please sign exactly as name appears  hereon.
                                    When units are held by joint  tenants,  both
                                    should sign. When signing as an attorney, as
                                    executor,    administrator,    trustee    or
                                    guardian, please give full title of such. If
                                    a corporation, please sign name by President
                                    or   other   authorized    officer.   If   a
                                    partnership, please sign in partnership name by authorized person.

         PLEASE RETURN THIS FORM BY 5:00 P.M. (NEW YORK CITY TIME) ON ________ [__], 1998.

         PLEASE MARK, SIGN, DATE AND RETURN THIS CONSENT BY FACSIMILE TO 303-705-6171 OR BY USING THE ENCLOSED PREPAID ENVELOPE. IF YOU HAVE ANY QUESTIONS, PLEASE CALL 800-322-2885.

         A LIMITED PARTNER SUBMITTING A SIGNED BUT UNMARKED CONSENT WILL BE DEEMED TO HAVE VOTED FOR THE PARTNERSHIP'S PARTICIPATION IN THE SALE.


720071.8

                                                                         Annex A

                                 FORM OF OPINION




REAL - Equity Partners
9090 Wilshire Boulevard
Beverly Hills, California  90211

Gentlemen:

         You have advised us that REAL - Equity Partners (the "Partnership"), National Partnership Investments Corp., ("NAPICO") and National Partnership Investments Associates II, the general partners (the "General Partners") of the Partnership, and Casden Properties and certain of its affiliates ("Casden"), an affiliate of the General Partners, are contemplating a transaction (the "Sale") in which the Partnership will sell its five rental apartment properties, listed in Exhibit I, (the "Properties") to a newly formed real estate investment trust or its designated affiliate to be organized by Casden (the "REIT") subject to, among other matters, the requisite approval of the limited partners (the "Limited Partners") of the Partnership.

         You have further advised us that in connection with the proposed Sale, the Properties will be sold to Casden for $24,876,300 (the "Purchase Price") which is payable $10,432,977 in cash and $14,443,323 by assumption of debt.

         You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide to the Partnership an opinion as to whether the Purchase Price to be received by the Partnership for the Properties in connection with the Sale is fair to the Limited Partners from a financial point of view.

         In the course of our analysis for rendering this opinion, we have, among other things:

         o Reviewed a draft of the consent solicitation statement (the "Consent") related to the Sale in a form the Partnership's management has represented to be substantially the same as will be distributed to the Limited Partners;

         o Reviewed the Partnership's annual reports on Form 10-K filed with the Securities and Exchange Commission for the years ended December 31, 1995, 1996 and 1997, and the quarterly report on Form 10-Q for the three-month period ending March 31, 1998, which the Partnership's management has indicated to be the most current financial statements;

         o Reviewed descriptive information concerning the Properties, including location,

741048.1
                                        1
                  number of units and unit mix, age, amenities and land acreage;

         o Reviewed summary historical operating statements for the Properties, as available, for the years ended December 31, 1995, 1996 and 1997 and the five months ending May 31, 1998;

         o        Reviewed  the  1998  operating   budgets  for  the  Properties
                  prepared by the Partnership's management;

         o Discussed with management of the Partnership and NAPICO the conditions in the local market for apartment properties; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and projected operations and performance of the Properties; the physical condition of the Properties including any deferred maintenance; and other factors influencing the value of the Properties;

         o        Performed site visits of the Properties;

         o Reviewed data concerning, and discussed with management, the local real estate rental market conditions in the markets of the Properties, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Properties;

         o Reviewed the February 1998 appraisals of the Properties which were prepared for investor reporting purposes, and management's estimate of immediate capital expenditure requirements/deferred maintenance for the Properties; and

         o        Conducted   such  other  studies,   analyses,   inquiries  and
                  investigations as we deemed appropriate.

         In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information that were provided, made available or otherwise communicated to us by the Partnership, Casden, the General Partners and their affiliates, or the management of the Properties. We have not performed an independent appraisal, structural or engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership, Casden, the General Partners and their affiliates and management of the Properties concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure requirements. We have also relied upon the assurance of the Partnership, Casden, the General Partners and their affiliates, and the management of the Properties that any pro forma financial statements, projections, budgets, forecasts, deferred maintenance and capital expenditure estimates, value estimates and other information contained in the Consent or otherwise provided or communicated to us were

741048.1
                                        2
reasonably prepared on bases consistent with actual historical experience and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Properties or other information reviewed between the date such information was provided and the date of this letter; that the Partnership, Casden, the General Partners and their affiliates, and the management of the Properties are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading in any material respect; that the highest and best use of the Properties is as improved; and that all calculations and projections were made in accordance with the terms of the Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement").

         We have not been requested to, and therefore did not: (i) select the method of determining the Purchase Price offered to the Partnership in the Sale;
(ii) make any recommendation to the Partnership or its partners, including the Limited Partners, with respect to whether to approve or reject the proposed Sale; (iii) express any opinion as to (a) the tax consequences of the proposed Sale to the Limited Partners, (b) the terms of the Partnership Agreement or the proposed amendment to the Partnership Agreement, or of any agreements or contracts between the Partnership, Casden and any affiliates of the General Partners, (c) the General Partners' business decision to effect the proposed Sale, (d) the adjustments made by the General Partners to the Purchase Price to arrive at net amounts distributable to the partners, including but not limited to, balance sheet adjustments to reflect the General Partners' estimates of the value of other assets and liabilities of the Partnership, and other expenses and fees associated with the proposed Sale, and (e) alternatives to the proposed Sale. We are not expressing any opinion as to the fairness of any terms of the proposed Sale other than the Purchase Price to be received by the Partnership for the Properties.

         Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the proposed Sale in the context of information available as of the date of our analysis. Events occurring after that date could affect the Properties or the assumptions used in preparing the opinion.

         Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Purchase Price to be received by the Partnership for the Properties in connection with the Sale is fair to the Limited Partners from a financial point of view.


Yours truly,



Robert A. Stanger & Co., Inc.
Shrewsbury, New Jersey
____________, 1998

741048.1
                                        3

                                    EXHIBIT 1


                             REAL - Equity Partners
                              LISTING OF PROPERTIES



Property                                   Location
-------------------------------            ---------------------------------

Arbor Glen                                 West Covina, CA

Park Creek                                 Canoga Park, CA

Warner Willows I                           Woodland Hills, CA

Warner Willows II                          Woodland Hills, CA

Willowbrook                                Reno, NV



741048.1
                                        4

                                                                       Annex D

                               PROPOSED AMENDMENTS

                          TO THE PARTNERSHIP AGREEMENT


Set forth below is the text of the proposed Amendment to the Partnership Agreement for which the consent of the Limited Partners is being sought in connection with the Sale.

Section 12c(xi)  of the  Partnership  Agreement  is amended to read as follows:

              "(xi) Except as provided in Subsection 12f(v), permit the Partnership to purchase or lease property in which a General Partner or its Affiliate has an interest or sell any Property to a General Partner or its Affiliate, provided that the foregoing shall not apply to any sale of a Property made in connection with the proposed Sale described in the Definitive Consent Solicitation Statement of the Partnership dated May __, 1998."



741210.1

                                                                        Annex E








                             July __, 1998






REAL-Equity Partners
9090 Wilshire Boulevard
Beverly Hills, CA  90211


         Re: Amendments to the Agreement of Limited Partnership of REAL-Equity Partners

Dear Sir or Madam:

         We have acted as counsel to REAL-Equity Partners, a California limited partnership (the "Partnership"), in connection with the amendment to the Partnership's Restated Certificate and Agreement of Limited Partnership (the "Partnership Agreement") of the Partnership, the form of which is attached hereto as Exhibit A (the "Amendment").

         In rendering this opinion, we have examined originals or copies of the following:

         (i) The Partnership Agreement as certified by an officer of National Partnership Investments Corp. ("NAPICO"), the managing general partner of the Partnership;

         (ii) The Certificate of Limited Partnership of the Partnership (the "Certificate of Limited Partnership"), as certified by the Secretary of State of the State of California and by an officer of NAPICO;

         (iii) An Agreement dated June 1, 1984 between NAPICO and National Partnership Investments Associates II (the "General Partners' Agreement") as certified by an officer of NAPICO;


741216.1
                                   1

         (iv) The Definitive Consent Solicitation Statement of the Partnership dated July __, 1998 ("Consent Solicitation Statement"); and

         (v)    The Amendment.

         The documents listed above are collectively referred to as the "Documents".

         In rendering this opinion we have made the following assumptions, each as you have agreed, without any investigation or independent verification: (i) the genuineness of all signatures of all persons executing any or all of the Documents; (ii) the authenticity and completeness of all documents, certificates and instruments submitted to us as originals; (iii) the conformity with the originals of all documents, certificates and instruments submitted to us as copies; (iv) the legal capacity to sign of all individuals executing such documents, certificates and instruments; and (v) there are no oral modifications or written agreements or understandings which limit, modify or otherwise alter the terms, provisions, and conditions of, or relate to, the transactions contemplated by the Documents.

         As to matters of fact relevant to this opinion, as you have agreed we have relied without independent investigation on, and assumed the accuracy and completeness of, the certificate of an officer of NAPICO (referred to herein as the "Officer's Certificate"). As you have agreed, we have not made an investigation as to, and have not independently verified, the facts underlying the matters covered by such Officer's Certificate.

         We also have assumed, without any investigation or independent verification, (a) the due authorization, execution, acknowledgment as indicated thereon, and delivery of the Documents, and the validity and enforceability thereof against all parties thereto, (b) that each party is validly existing, has full power, authority and legal right to execute and deliver the Documents to which it is a party and to carry out the transactions contemplated thereunder, and that each is duly qualified and in good standing in each jurisdiction where qualification is required, (c) that each party has complied with any order, rule, and regulation or law which may be applicable to such party with regard to any aspect of the transactions contemplated by the Documents, (d) that in accordance with the Officer's Certificate, pursuant to the General Partners Agreement, NAPICO has the power to make all decisions pursuant to the Partnership Agreement to be made by the General Partners of the Partnership and (e) that all actions taken by NAPICO in connection with the Consent Solicitation Statement have been duly authorized by all necessary corporate action on the part of NAPICO.

741216.1
                                        2

         Our opinions are limited to the California Uniform Limited Partnership Act.

         We express no opinion except as expressly set forth below and no other opinions shall be implied. We express no opinion as to state and federal laws, rules, regulations, principles and requirements (collectively "laws") in the following areas: securities or "Blue Sky" laws, including without limitation, any opinions with respect to the compliance of the Consent Solicitation Statement with the securities laws, or laws of fiduciary duty. We disclaim any obligation to update any of the opinions expressed herein for events (including changes of law or fact) occurring after the date hereof.

         We have not reviewed and our opinion does not extend to any agreements, documents or instruments other than those which we have expressly acknowledged herein examining.

         Based upon and subject to the foregoing, we are of the opinion that the Amendments, if duly approved by the limited partners of the Partnership pursuant to the Consent Solicitation Statement, will not violate the Partnership Agreement or the California Uniform Limited Partnership Act.

         This opinion is solely for the benefit of the addressee in connection with the transaction contemplated by the Consent Solicitation Statement, and is not to be relied upon in any other context nor quoted in whole or in part, nor otherwise referred to.

                                             Sincerely,




741216.1
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